SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

LCA - VISION INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

LCA-VISION INC.

7840 Montgomery Road

Cincinnati, OH 45236

ANNUAL MEETING OF STOCKHOLDERS

May 17, 2011

TO THE STOCKHOLDERS OF LCA-VISION INC.:

You are cordially invited to attend the Annual Meeting of Stockholders of LCA-Vision Inc. (the “Company”) to be held on May 17, 2011 at 10:00 a.m. at The Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202, for the purpose of considering and acting on the following:

1)	Election of the five director nominees named in the accompanying proxy statement to serve until the 2012 Annual Meeting.

2)	Approval of the LCA-Vision Inc. 2011 Stock Incentive Plan.

3)	Ratification of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2011.

4)	Approval, by an advisory vote, of the compensation paid by the Company to its named executive officers.

5)

Selection, by an advisory vote, of the frequency at which the stockholders of the Company will be asked to approve, by a non-binding advisory vote, the compensation paid by the Company to its named executive officers.

6)	Transaction of such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 22, 2011 will be entitled to vote at the meeting.

This year we are furnishing our proxy materials to our stockholders over the internet. You may read, print and download our Annual Report and Proxy Statement at the investor relations section of our website at www.lasikplus.com. We provided access to our proxy materials beginning on or about April 5, 2011. On that day, we either mailed the Notice of Internet Availability (the “Notice”), began mailing a paper copy of this proxy statement and proxy card to our stockholders, or delivered proxy materials electronically to stockholders who previously consented. The notice also provides instructions on how you can request a paper copy of these documents if you desire.

You may vote via the internet or by requesting a proxy card to complete, sign and return by mail. If you do attend the meeting, you may vote personally on all matters which are considered. It is important that your shares be voted. In order to avoid the additional expense to the Company of further solicitation, we ask your cooperation in submitting your proxy promptly.

By Order of the Board of Directors

Michael J. Celebrezze,
Senior Vice President of Finance, Chief Financial Officer and Treasurer

David L. Thomas
Chief Operating Officer

April 5, 2011

LCA-VISION INC.

7840 Montgomery Road

Cincinnati, OH 45236

PROXY STATEMENT

Our Board of Directors (the “Board”) is soliciting your proxy to vote your shares at the Annual Meeting of Stockholders of LCA-Vision Inc. to be held on May 17, 2011. We are mailing the notice of the meeting to our stockholders on or about April 5, 2011.

OUTSTANDING VOTING SECURITIES

Each of the 18,795,127 shares of our common stock outstanding on March 22, 2011, the record date for the Annual Meeting, is entitled to one vote on all matters coming before the meeting. Only stockholders of record on our books at the close of business on March 22, 2011 will be entitled to vote at the meeting, either in person or by proxy.

If on the record date your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of the shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, if you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

PROXIES AND VOTING

The proxy names two of our officers, Michael J. Celebrezze and David L. Thomas, as the individuals who will vote your shares as you instruct when you vote by mail, telephone or the internet. If a stockholder of record submits a signed proxy without affirmatively designating how you wish it to be voted, Mr. Celebrezze and Mr. Thomas will vote your shares in accordance with the recommendation of the Board of Directors.

For beneficial stockholders, the Notice, which has been forwarded to you by your broker, bank or other holder of record (nominee), directs you to the website where you will find our proxy materials. Your nominee has also provided instructions on how you may request a paper or email copy of our proxy materials, if you prefer. You have the right to direct your nominee on how to vote your common shares by following the voting instructions you received from your nominee.

If you hold LCA-Vision shares in street name, you must give instructions to your broker on how you would like your shares to be voted. If you do not provide any instructions, your broker can vote your shares on “routine” items. Your broker will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm, but not on any other item on the meeting agenda. As in the past, if you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

A broker “non-vote” occurs when the stockholder provides no instructions and the item is non-routine. In determining whether a vote was cast for a proposal, we will not count broker non-votes.

Registered and beneficial stockholders can enroll in the electronic delivery service for future stockholder meetings by using your Notice to register online at www.proxyvote.com by indicating that you agree to receive or access shareholder communications electronically in future years.

YOUR PERSONAL VOTE IS VERY IMPORTANT. WE URGE YOU TO VOTE AND/OR PROVIDE YOUR NOMINEE WITH VOTING INSTRUCTIONS PROMPTLY.

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On Proposal 1, the election of directors, the five nominees receiving the most “For” votes from the holders of shares present in person or by proxy and entitled to vote on the matter will be elected. Only votes “For” or “Withheld” will affect the outcome.

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To be approved, Proposal 2, approval of the LCA-Vision Inc. 2011 Stock Option Plan, must receive “For” votes from the holders of a majority of the shares present in person or by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes are not deemed to be votes cast, and therefore will have no effect on the outcome of this proposal.

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To be approved, Proposal 3, the ratification of the selection of Ernst & Young LLP as our independent auditors for 2011, must receive “For” votes from the holders of a majority of the shares present in person or by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes are not deemed to be votes cast, and therefore will have no effect on the outcome of this proposal.

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To be approved, Proposal 4, approval of executive compensation, must receive “For” votes from the holders of a majority of the shares present in person or by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes are not deemed to be votes cast, and therefore will have no effect on the outcome of this proposal.

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To be approved, Proposal 5, the frequency of executive compensation votes, requires a majority of the votes cast. You may vote in favor of holding future executive compensation votes every year, every two years or every three years, or you may choose to abstain. Abstentions and Broker non-votes are not deemed to be votes cast, and therefore will have no effect on the outcome of this proposal. If none of the options described in Proposal 5 receives a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by stockholders.

We are soliciting proxies from our stockholders principally by mail or electronically, but we may also have our directors, officers and other employees solicit proxies in person or by telephone or other means. If these persons do assist in the proxy solicitation process, we will not compensate them over and above their regular salaries for doing so. We will reimburse brokers, banks and other record owners for their reasonable costs in forwarding materials to beneficial owners and obtaining voting instructions from those owners. We will pay all expenses relating to our solicitation of proxies.

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares as of the record date are present at the Annual Meeting in person or by proxy. The holders of 9,397,564 shares must be present in person or by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Broker non-votes will not be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or by proxy may adjourn the Annual Meeting to another date.

To be valid, proxies must be received by the times detailed in the Notice and proxy card.

Holders of shares of common stock do not have appraisal rights under Delaware law in connection with the matters to be acted on at the Annual Meeting.

You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

1.	You may submit another properly completed proxy card or vote on the website with a later date.

2.	You may send a timely written notice that you are revoking your proxy to us at 7840 Montgomery Road, Cincinnati, Ohio 45236, Attention: Secretary.

3.

You may attend the Annual Meeting and vote in person. Simply attending the meeting will not by itself, however, revoke your prior vote. If your shares are held by your broker, bank or other agent as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent.

BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING

Proposal 1. Election of Directors. At the 2011 Annual Meeting, you will be asked to elect five directors to hold office until the 2012 Annual Meeting of Stockholders.

All of the nominees named below currently are serving as members of the Board of Directors. Each of the nominees was recommended to the Board of Directors by the Nominating and Governance Committee of the Board after consideration of past service on the Board and the experience, qualifications and skills noted in the biographical information below. Although we have no reason to believe that any nominee will, prior to the date of the meeting, become unable to serve if elected, if someone should, proxies will be voted for the election of any substitute nominee.

In an uncontested election, the governance guidelines and principles adopted by the Board of Directors require that any nominee for director who receives a greater number of votes “Withheld” from his election than votes “For” such election must tender his resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee then will recommend to the Board the action to be taken with respect to such resignation.

The Board recommends that each nominee, described below, be elected to serve until the 2012 Annual Meeting or until his successor is elected and qualified.

William F. Bahl, age 59, has served as a member of the Board since 2005. He is the co-founder and President of Bahl & Gaynor Investment Counsel, an independent registered investment adviser located in Cincinnati. Prior to founding Bahl & Gaynor in 1990, he served as Senior Vice President and Chief Investment Officer at Northern Trust Company in Chicago and held prior positions at Fifth Third Bank and Mellon Bank. Mr. Bahl has been a director of Cincinnati Financial Corporation since 1995, serving as chair of that publicly traded company’s nominating committee and a member of the audit and investment committees. He was a trustee until 2006 of The Preferred Group of Funds. He has qualified for the Chartered Financial Analyst designation since 1979 and the Chartered Investment Counselor designation since 1990. His activities have included leadership and service on nonprofit community boards and foundations benefitting parks, schools, a hospital association and youth organizations. Mr. Bahl’s expertise helps support the Board’s oversight of our investment options and cash management objectives. His familiarity with public company governance structures and policies beyond our own contributes to full discussion and evaluation of our options.

John H. Gutfreund, age 81, has served as a member of the Board since 1997. Since 1993, Mr. Gutfreund has been the President of Gutfreund & Co. Inc., a financial management consulting firm. Mr. Gutfreund was a Senior Advisor of Collins Stewart LLC (formerly C.E. Unterberg Towbin), an investment partnership for high-growth technology companies, from January 2002 to September 2008. Formerly, Mr. Gutfreund was with Salomon Brothers from 1953-1991, most recently as its Chairman and Chief Executive Officer. Mr. Gutfreund is serving or has served as a director of numerous public companies, including since 2001 for Nutrition 21, Inc. (also serves as Board Chairman), since 2000 for Evercel, Inc., from 2000-March 2007 of Maxicare Health Plans Inc., from 2004 to September 2007 of Compudyne Corp., and from 2005 to 2006 of GVI Security Solutions Inc. He is also a Member of The Brookings Institution; Council Advisory Committee in New York; member, Council on Foreign Relations; Lifetime Member, Board of Trustees, New York Public Library; Honorary Trustee, Oberlin (Ohio) College; and Chairman Emeritus and Member of the Board of Trustees, Aperture Foundation. Mr. Gutfreund’s career in the financial services industry and service on various public company boards provides insight into strategic decision-making and governance.

John C. Hassan, age 68, has served as a member of the Board since 1996. Mr. Hassan has been a consultant to BSC Ventures, a holding company in the printing and converting industry, since November 2006. Prior to that, he had been the President and CEO of Champion Printing, Inc., a direct mail printing company, for more than 15 years. Previously, he was Vice President Marketing of the Drackett Company, a division of Bristol-Myers Squibb. He currently serves on the boards of the Ohio Graphics Arts Health Fund and the Madeira/Indian Hill Fire Company. Mr. Hassan supplies the board with insights on operational and financial management and marketing.

Edgar F. Heizer III, age 51, has served as a member of the Board since February 2009. He has been Chairman of Manus Health Systems, Inc., a multi-site dental-care provider, since July 1997 and was also Chief Executive Officer of Manus Health Systems from May 1999 through December 2004. Mr. Heizer also currently serves as Managing Member of Coral SR LLC (January 2006 to present) and Heizer Capital LLC (January 1995 to present), private management and investment firms focused on growth business opportunities. Previously, he was a partner of the law firm Gardner Carlton & Douglas. Mr. Heizer also is a member of the National Association of Corporate Directors and a director of private companies including LB Limited and Trinchera Production Company. His experience in the healthcare industry together with his legal background bring valuable knowledge to the Board.

E. Anthony Woods, age 70, has been non-executive Chairman of the Board since March 2006 and a director since 2004. Mr. Woods is chairman and chief executive officer of his privately owned firm, SupportSource LLC, which offers management, financial and investment consulting. He has been chairman since 2003 of Deaconess Associations Inc., a Cincinnati-based, nonprofit healthcare services organization. From 1987 to 2003, he led Deaconess’ strategic expansion, serving as its president and chief executive officer. From 1997 to 2003, he also served as its chief financial officer. He has been director since 1998 of Cincinnati Financial Corporation, a publicly traded company, serving on its compensation, executive and investment committees. He has been a director since 2008 and audit committee member of Anchor Funding Services LLC, a financial services company serving small businesses; a director since 2006 of Phoenix Health Systems, a privately owned information technology company serving hospitals and related organizations; and prior to its sale in 2010, a director since 2008 of Critical Homecare Solutions Inc., a privately owned company providing home healthcare services. Mr. Woods’s board and board committee service for multiple public and private companies in the healthcare and financial services sectors gives him a wide breadth of exposure to strategic, legal, investing, financing and operating issues and facilitates his contributions to oversight in these areas.

The complete mailing address of each director is c/o LCA-Vision Inc., 7840 Montgomery Road, Cincinnati, OH 45236.

Each director holds office until the next Annual Meeting of Stockholders or until his or her successor has been elected and qualified. Officers are appointed by and serve at the discretion of the Board.

Proposal 2. Approval of LCA-Vision’s 2011 Stock Option Plan.

Our Board of Directors adopted the LCA-Vision Inc. 2011 Stock Incentive Plan (the “2011 Plan” or the “Plan”) on March 18, 2011. The Board is requesting stockholder approval of the Plan at the Annual Meeting.

We currently have one active stock incentive plan: the 2006 Stock Incentive Plan (the “prior plan”). An aggregate of 1,750,000 shares of common stock are authorized for issuance under the prior plan, of which approximately 526,000 are currently available for new grants. However, if the 2011 Plan is approved by stockholders, we intend to cease granting awards under the prior plan and to grant all future awards from the 2011 Plan.

In deciding to adopt the 2011 Plan, the Board considered that the performance metrics in the prior plan, at five years from adoption, would need to be reapproved by stockholders to continue compliance with Section 162(m) of the Internal Revenue Code (“Code”) and that other sections of the prior plan would require adjustment to meet our current and anticipated compensation programs and other best practices.

The Board believes that the 2011 Plan will provide flexibility for the design of stock-based incentive compensation in the coming years and recommends that stockholders vote “FOR” approval of the Plan. A summary of the Plan is given below. The full text of the Plan is set forth in Exhibit A to this Proxy Statement and should be consulted for additional information.

Summary of the Plan

Purpose. The purpose of the 2011 Plan is to promote our long-term growth and success by enabling us to compete successfully in attracting and retaining employees, medical staff consultants and directors of outstanding ability, stimulating the efforts of these persons to achieve our objectives and encouraging the alignment of their interests with those of our stockholders.

Shares Available. Subject to adjustment for changes in capitalization, the maximum number of shares of our common stock that may be issued under the 2011 Plan is 1,600,000, the full amount of which may be issued in the form of incentive stock options. Any shares unissued or undelivered pursuant to awards that expire, terminate or are forfeited may be re-used for future grants under the Plan. However, shares tendered to us or applied in payment of an option’s exercise price or to satisfy required withholding taxes relating to a Plan award will not be added back to the number of shares available for future grants under the Plan.

As previously indicated, we intend to cease granting awards under the prior plan if the 2011 Plan is approved by stockholders. Neither unused shares nor shares that are returned for re-use under the prior plan as a result of expired or forfeited awards will be carried over to the 2011 Plan. This action will not affect outstanding awards under the prior plan, and those awards will remain in effect in accordance with their terms.

If stockholders approve the 2011 Plan, we intend promptly to file a registration statement on Form S-8 with the Securities and Exchange Commission (“SEC”) to register the shares of the Plan under the Securities Act of 1933, as amended.

Maximum Awards Per Individual. The 2011 Plan provides that the total number of shares of common stock covered by equity incentives granted to any one individual may not exceed 50,000 during any fiscal year, except that this limit is 375,000 in the case of an inducement award made to a new employee.

Administration. The 2011 Plan must be administered by a committee (the “Committee”) of two or more directors, each of whom is a “non-employee” director under SEC Rule 16b-3, an “outside director” for purposes of Section 162(m) of the Internal Revenue Code (“Code”) and an “independent director” under the rules of The NASDAQ Stock Market. The Plan will be administered by the Board’s Compensation Committee, all of the members of which satisfy these criteria. Any function of the Committee, other than a function necessary to preserve the status of an award as performance-based compensation under the Code, may be performed by the full Board of Directors. The Committee may delegate any of its functions to one or more officers of the Company except that only the Committee may grant awards to officers and directors of the Company and make decisions with respect to those awards.

Eligibility. Our employees and its subsidiaries and non-employee directors of the Company are eligible to be selected to participate in the Plan. In addition, shares may be issued to our medical staff consultants who may not qualify as employees but who provide services for our direct benefit. Participation is based on selection by the Committee, and there is no limit to the number of participants in the Plan. There currently are about 151 participants in the prior plan, and we expect that, initially, there will be approximately 150 participants in the 2011 Plan.

Duration of the Plan. The 2011 Plan will continue in effect until terminated by the Board. Although we are not currently issuing incentive stock options, no incentive stock options may be granted under the 2011 Plan on or after ten years from the date the 2011 Plan is approved by stockholders, which assuming approval at the Annual Meeting will be on or after May 17, 2021.

Types of Awards. The Plan provides for the grant of the following types of awards: (1) stock options, including incentive stock options and nonqualified stock options; (2) stock appreciation rights (SARs); (3) stock awards, including awards of restricted stock, restricted stock units and unrestricted stock; and (4) performance awards. Awards may be granted singly or in combination, as determined by the Committee. Except to the extent provided by law, awards generally are non-transferable. However, the Committee may in its discretion permit a participant to transfer an award (other than an incentive stock option) to a member of his or her immediate family for no consideration.

Stock Awards. Stock awards are grants of shares of common stock which may be restricted (i.e., subject to a holding period restriction, service-based vesting restriction or other conditions) or unrestricted. The Committee will determine the amounts, terms and conditions of the awards, including the price to be paid, if any, for restricted stock awards and any contingencies related to the attainment of specified performance goals or continued employment or service. Unless otherwise determined by the Committee at the time of grant, participants receiving restricted stock awards will be entitled to dividend and voting rights in respect of the shares.

The Committee also may grant awards of restricted stock units (“RSUs”), which are hypothetical units maintained on our books representing shares of common stock, and, although it would take specific action to do so, may provide dividend equivalent rights in respect of those units.

Performance Awards. Performance awards are the right to receive cash, shares of common stock or both, at the end of a specified performance period, subject to satisfaction of the performance criteria and any vesting conditions established for the award. Unless otherwise provided by the Committee when the award is granted, a performance award payable in shares of common stock will not include dividend rights until shares are issued and vested and the participant will have no voting rights in respect of the shares.

Performance-Based Compensation. Under Section 162(m) of the Code, an income tax deduction generally is not available for annual compensation in excess of $1 million paid to the chief executive officer and any of the other four most highly compensated officers of a public corporation unless the compensation is performance-based. Stock options and SARs are performance-based if their exercise or reference prices are at least equal to 100% of the common stock’s fair market value at the time of grant. To be performance-based, other awards under the Plan must be conditioned on the achievement of one or more objective performance measures, to the extent required by Section 162(m). The 2011 Plan provides that the performance measures that may be used by the Committee for these awards must be based on any one or more of the following criteria, as selected by the Committee and applied to the Company as a whole or to individual units, and measured either absolutely or relative to a designated group of comparable companies or other external benchmark: (1) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (2) earnings before interest and taxes (“EBIT”); (3) appreciation in the fair market value, book value or other measure of value of the common stock; (4) cash flow; (5) earnings (including earnings per share); (6) return on equity; (7) return on investment; (8) total stockholder return; (9) return on capital; (10) return on assets or net assets; (11) revenue and revenue growth (total, organic, new); (12) operating income (including net operating income); (13) operating profit (including net operating profit); (14) operating margin; (15) return on operating revenue; (16) market share; (17) debt to equity ratio/debt levels; (18) price to earnings ratio; (19) expense ratios/operating expense; (20) total expenditures; (21) cost reduction targets; (22) working capital/capital expended; (23) turnover of assets, capital, or inventory; (24) customer satisfaction/service; (25) liquidity; (26) employee retention/attrition rates; (27) conservation of cash or investments; and (28) diversity. The performance goals may be subject to adjustment for events, such as effects of accounting changes, set forth by the Committee at the time of grant. The Committee has negative discretion to decrease any payouts of performance awards. In addition to performance awards that are qualified performance-based compensation under Section 162(m), the Committee may grant performance awards that are not intended to be so qualified. Such awards may be conditioned on such other performance goals, factors and criteria as the Committee determines.

Stock Options. An option to purchase shares of our common stock permits the holder to purchase a fixed number of shares at a fixed price. At the time a stock option is granted, the Committee determines the number of shares subject to the option, the term of the option, the time or times at which the option will become exercisable, the price per share of common stock that a participant must pay to exercise the option and any other terms and conditions of the option. No option may be granted with an exercise price per share that is less than 100% of the fair market value of our common stock on the date of grant or with a term longer than 10 years from the date of grant. Incentive stock options may be granted only to our employees and those of our subsidiaries and must otherwise comply with the requirements of Section 422 of the Code. An incentive stock option granted to any person who owns more than 10% of our common stock (determined after the application of certain stock attribution rules) must have an exercise price at least equal to 110% of the fair market value of a share on the date of grant and may have a term no longer than 5 years from the date of grant.

For purposes of the Plan, fair market value means the closing price of a share of common stock on The NASDAQ Stock Market. On March 22, 2011, the fair market value of a share of common stock was $6.83.

The exercise price of a stock option may be paid by a participant in cash or, in whole or part, in shares of our common stock that have been owned by the participant for at least six months. If payment is made with already owned shares, the shares will be valued at their fair market value on the date they are tendered. Subject to restrictions of applicable law, a participant also may elect to pay an option’s exercise price by authorizing a broker to sell all or a portion of the shares to be issued upon exercise and remit to us a sufficient portion of the sale proceeds to pay the exercise price and any applicable tax withholding amounts.

Stock Appreciation Rights. A SAR is a right to receive payment equal to the excess of (1) the fair market value of a share of common stock on the date of exercise of the SAR over (2) the price per share of common stock established in connection with the grant of the SAR (the “reference price”). The reference price must be at least 100% of the common stock’s fair market value on the date the SAR is granted. A SAR will become exercisable and will terminate as provided by the Committee, but no SAR may have a term longer than 10 years from its date of grant. Payment of a SAR must be made in shares of our common stock, cash or a combination of both, valued at their fair market value on the date of exercise.

Other Terms of Awards. Awards under the 2011 Plan may be forfeited or vested early in certain circumstances. An outstanding award will be forfeited upon a participant’s termination of employment or service for “cause” (as defined in the Plan) or if, following termination for any other reason, the participant engages in any act which would have warranted termination for cause. Unless the Committee determines otherwise, and except as set forth under “Change of Control, Merger or Sale” below, if an employee’s employment or a director’s service on the Board terminates for any reason other than cause, (1) awards that are not vested on the date of termination will be forfeited and (2) options and SARs that are vested on the date of termination will be forfeited if not exercised within three months after the date of termination (or the expiration date of the award, if sooner). If a participant dies or becomes disabled, unvested options and shares vest immediately. The Plan extends the three-month exercise period for vested stock options and SARs to two years (or if less, the term of stock options) if employment or service terminates due to death or disability and to one year (or if less, the term of stock options, excluding incentive stock options) upon retirement.

Notwithstanding the provisions described above, upon termination of a participant’s employment or service for any reason other than cause, the Committee has discretion to accelerate the vesting of any or all of the participant’s awards and to free them from any restrictions or conditions.

The Committee may establish other terms, conditions and/or limitations on awards, including awards to advisors, so long as they are not inconsistent with the Plan.

Repricing, Exchange and Repurchase of Awards. Without stockholder approval and the consent of each affected participant, the 2011 Plan does not permit (1) any decrease in the exercise price, reference price or other purchase price of an award or any other decrease in the pricing of an outstanding award, (2) the issuance of any substitute option or SAR with a lower exercise price or reference price than that of an existing option or SAR which is forfeited or cancelled in exchange for the substitute option or SAR, or (3) the repurchase by us of any option or SAR with an exercise price or reference price above fair market value at the time of the repurchase.

Change of Control, Merger or Sale. The 2011 Plan provides that, if within three months after a Change of Control either (a) an employee’s employment is terminated by us or a subsidiary for any reason other than cause, or (b) a director’s service on the Board terminates for any reason other than death, disability, retirement or cause, all awards held by the participant on the date of termination will vest in full, including awards containing unsatisfied performance criteria that will be paid based on actual performance on a pro rata basis. In that case, all non-qualified stock options and SARs will be exercisable for one year or until expiration of their original terms, if earlier; all shares of restricted stock must be delivered immediately; and all restricted stock units and performance awards must be paid in full within 30 days.

A Change of Control occurs when (1) a person or group (other than us, a benefit plan maintained by us or an underwriter temporarily holding securities) acquires beneficial ownership of 30% or more of the voting power of our voting securities without the prior approval of at least a majority of our directors; (2) during any two-year period, the members of our Board of Directors at the beginning of the period (together with those directors elected to the Board with the approval of at least a majority of the initial or similarly elected directors) no longer constitute at least a majority of the Board; or (3) immediately after any merger or consolidation of us, or sale of all or substantially all of our assets, in which outstanding awards are assumed by the surviving or acquiring entity, our voting securities that were outstanding immediately before the transaction represent less than 50% of the voting power of the surviving or acquiring entity.

If a merger, consolidation or sale of all or substantially all of our assets is proposed and provision is not made for the surviving entity to assume outstanding stock awards, or in the event of a proposal to dissolve or liquidate, all awards (including awards containing unsatisfied performance criteria) will become 100% vested. Holders of stock options and SARs will be provided the opportunity to exercise their awards conditioned on the transaction actually occurring and will be allowed to defer payment of the exercise price until after the closing of the transaction. Stock options and SARs not exercised prior to completion of the transaction will terminate. If the transaction is not completed, the conditional exercises and the accelerated vesting of awards will be annulled and the awards will return to their prior status.

Recoupment. The 2011 Plan also gives us the right to recapture any gain realized by a participant from an award if, within a year after the award is exercised or paid or restricted stock vests, the Committee determines that we have been materially harmed by the participant.

Termination and Amendment. The Board may terminate or amend the 2011 Plan at any time but, unless required by law or integrally related to a requirement of law, may not impair the rights of a participant with respect to previously granted awards without the participant’s consent. In addition, no amendment may be made without stockholder approval if that approval is required under the provisions of the Code, the securities laws or the listing criteria of The NASDAQ Stock Market.

Federal Tax Treatment. Under current U.S. federal tax law, the following federal income tax consequences generally will apply to awards under the 2011 Plan. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences.

Restricted Stock Issued Upon Grant. A participant who is granted an award of restricted shares of common stock generally does not recognize taxable income at the time of the grant, and we are not entitled to a tax deduction at that time, unless the participant elects to be taxed at the time of the award by making an election under Section 83(b) of the Code within 30 days of the grant date. When the restrictions applicable to the shares lapse, the participant recognizes ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. We ordinarily will be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.

Unless a participant makes a Section 83(b) election, dividends paid to a participant on restricted shares will be taxable to the participant as ordinary income. We ordinarily will be entitled to a deduction for dividends paid on restricted shares of common stock. If the participant has made a Section 83(b) election, the dividends will be taxable to the participant as dividend income.

Restricted Stock Units. A participant who is granted RSUs generally will not recognize taxable income until the restrictions set forth in the award lapse and the unrestricted shares are delivered. The amount of this ordinary income will be the fair market value of the shares of common stock on the date of delivery. We ordinarily will be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.

Unrestricted Stock. The grant of an award of unrestricted common stock has immediate tax consequences for both the participant and us. The participant will recognize ordinary income on the grant of unrestricted stock in an amount equal to the then fair market value of the common stock awarded less any amount paid for the shares; we ordinarily will be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.

Performance Awards. A participant who is granted a performance award does not realize taxable income at the time of the grant, and we are not entitled to a tax deduction at that time. A participant recognizes ordinary income when the award is paid in an amount equal to the cash paid, the fair market value of shares delivered or a combination of both. We ordinarily will be entitled to a corresponding tax deduction at the same time and in the amounts as the ordinary income recognized by the participant.

Non-Qualified Stock Options. The 2011 Plan provides that non-qualified stock options granted to participants must have an exercise price equal to the fair market value of common stock on the date of grant. Generally, a participant will not recognize taxable income on the grant of a non-qualified stock option, but will recognize ordinary income upon exercise of the option in an amount equal to the difference between the option cost (the number of shares purchased multiplied by the exercise price per share) and the fair market value of the shares received on the date of exercise. We ordinarily will be entitled to a corresponding tax deduction on the exercise date equal to the amount of the ordinary income recognized by the participant.

Generally, upon a subsequent sale of shares acquired in an option exercise, the difference between the sale proceeds and the cost basis of the shares sold will be taxable as a capital gain or loss.

Incentive Stock Options. An employee will generally not recognize income on grant or exercise of an incentive stock option; however, the amount by which the fair market value of our common stock at the time of exercise exceeds the option price is a required adjustment for purposes of the alternative minimum tax applicable to the employee. If the employee holds the common stock received upon exercise of the option for one year after exercise (and for two years from the date of grant of the option), any difference between the amount realized upon the disposition of the stock and the amount paid for the stock will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an incentive stock option and satisfies these holding period requirements, we may not deduct any amount in connection with the incentive stock option.

In addition, if the employee sells shares acquired under an incentive stock option before the end of required holding periods, he or she recognizes ordinary income in the year of the sale. That income equals the difference between the exercise price and fair market value of the stock on the date of exercise. We will be entitled to a federal income tax deduction if, and to the extent, a participant recognizes ordinary income with respect to his or her incentive stock option.

Stock Appreciation Rights. The 2011 Plan provides that SARs granted to participants must have a reference price equal to the fair market value of common stock on the date of grant. Generally, the grant of a SAR produces no U.S. federal tax consequences for the participant, but the exercise of a SAR results in the recognition of ordinary income by the participant in an amount equal to the difference between the amount, if any, paid by the participant in connection with the exercise of the SAR and the fair market value of the shares received from the exercise of the SAR as of the date of exercise. The participant’s basis in the shares will be equal to the ordinary income attributable to the exercise and the amount, if any, paid in connection with the exercise of the SAR. The participant’s holding period for shares acquired pursuant to the exercise of a SAR begins on the exercise date. Upon the exercise of a SAR, we ordinarily will be entitled to a corresponding tax deduction on the exercise date equal to the amount of the ordinary income recognized by the participant.

Withholding. We and each of our subsidiaries that participate in the 2011 Plan retain the right to deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy those federal, state and local and foreign taxes, required by law to be withheld upon the occurrence of any taxable event under the 2011 Plan.

Certain Limitations on Deductibility of Executive Compensation. As described under “Performance-Based Compensation,” Code Section 162(m) limits our deduction for compensation paid to certain executive officers. The 2011 Plan is designed so that stock options and SARs qualify for this exemption, and it permits the Committee to grant other, performance-based awards designed to qualify for this exemption.

The accelerated vesting of awards under the 2011 Plan upon a Change in Control could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. We would not be able to deduct the excess parachute payments made to a participant.

Plan Benefits. No awards have been granted under the 2011 Plan. The Committee has not yet determined the types and amounts of awards that will be granted or the persons to whom they will be granted.

We have no set time of year for granting awards to employees, but generally awards are made in the first quarter of each year. For information concerning grants made in 2010, see “Compensation of Executive Officers” and “Director Compensation.”

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy, and entitled to vote, at the Annual Meeting is required to approve the 2011 Stock Incentive Plan.

The Board recommends a vote FOR approval of the 2011 Stock Incentive Plan.

Proposal 3. Ratification of Appointment of Independent Auditors. The Board desires to obtain from the stockholders an indication of their approval or disapproval of the Board’s action in appointing Ernst & Young LLP (“Ernst & Young”), independent registered public accountants, to audit our financial statements for the year 2011. Ernst & Young has served as our independent auditors since 2001.

If the resolution is defeated, the adverse vote will be considered a direction to the Board to select other auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the year 2011 will be permitted to stand unless the Board finds other good reasons for making a change. Representatives of Ernst & Young will be in attendance at the meeting, with the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Information on fees billed by Ernst & Young for services during 2010 and 2009 is provided below.

Audit Fees. Audit fees totaled $431,000 and $454,000 in 2010 and 2009, respectively. Audit fees include fees associated with the annual audit of the Company’s consolidated financial statements and the effectiveness of our internal control over financial reporting. Audit fees also include fees associated with reviews of our quarterly reports on Forms 10-Q, the statutory audit requirement with respect to our captive insurance company, and reviews of registration statements.

Audit Related Fees. Audit related fees totaled $0 and $228,000 in 2010 and 2009, respectively. The fee in 2009 was in connection with strategic industry analysis that (1) reasonably related to the performance of the audit or review of our financial statements and (2) was not reported under “Audit Fees” above.

Tax Fees. Tax related fees totaled $128,000 in 2010 in connection with tax compliance, tax advice or tax planning services. Previously, tax work was performed by a different firm.

All Other Fees. Ernst & Young did not provide any products or perform any services for us in 2010 or 2009 other than the services described above.

The Board’s Audit Committee approved the services provided and the fees charged by Ernst & Young.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock represented, in person or by proxy, and entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young.

The Board recommends a vote FOR ratification of the appointment of Ernst & Young LLP.

Proposal 4. Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executives officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described in detail under “Compensation Discussion and Analysis,” our compensation programs are designed to account for the challenging time that the laser vision correction industry has faced in the last two years and continues to face, and are intended to reward our named executive officers for the achievement of operational goals, while simultaneously avoiding the encouragement of unnecessary or excessive risk-taking. Our compensation elements in 2010 focused on a reasonable base salary and a discretionary cash incentive, plus a combination of time-based and performance-based restricted stock units. We do not provide any perquisites or tax-gross ups, or excessive benefits upon a change in control.

The vote on this resolution relates to the compensation of our named executive officers, as a whole. The vote is advisory, which means that the vote is not binding on us, our Board of Directors or the Compensation Committee of the Board of Directors. To the extent there is any significant vote against the named executive officer compensation, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission in Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

Required Vote

The affirmative vote of the majority of the votes cast at the Annual Meeting by holders of common stock entitled to vote is required for the advisory approval of this proposal.

The Board recommends a vote FOR the approval of named executive officer compensation.

Proposal 5. Advisory vote on the frequency of executive compensation votes.

Pursuant the Dodd-Frank Act, we are also required to obtain a stockholder advisory vote as to how often we should include a proposal, similar to Proposal 4 above, asking for an advisory vote on the compensation paid to our named executive officers. Therefore, we are asking its stockholders to express their preference as to whether we should include an advisory vote to approve the compensation of the named executive officers every one, two or three years. Stockholders may also, if they wish, abstain from casting a vote on this proposal. In considering their vote, stockholders may wish to review carefully the information presented in connection with Proposal 4 of this Proxy Statement. The vote is advisory, which means that the vote is not binding on us, our Board of Directors or the Compensation Committee of the Board of Directors.

After careful consideration of the frequency alternatives, the Board of Directors recommends at this time that you vote to hold an advisory vote on executive compensation once each year. Although the Compensation Committee ultimately desires to design our executive compensation programs to promote a long-term connection between pay and performance and incentivize performance over a multi-year period, the Board of Directors currently believes that holding an annual advisory vote on executive compensation will provide us with more direct and immediate feedback on the compensation paid to our named executive officers during this challenging period in our history when our performance-based compensation is based on annual performance.

Required Vote

The affirmative vote of the majority of the votes cast at the Annual Meeting by holders of common stock entitled to vote is required for the advisory approval of this proposal.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board of Directors’ recommendation.

The Board recommends you vote FOR the option of every year as the future frequency with which stockholders will be provided an advisory vote on the compensation of our named executive officers.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Governance, Meetings and Attendance at Meetings

The Board met six times during 2010. During the year, all of the directors then in office attended at least 75% of the meetings of the Board and all committees of the Board on which they served. The Board has affirmatively determined that Messrs. Bahl, Gutfreund, Hassan, Heizer and Woods are “independent” directors as defined in the Listing Rules of The NASDAQ Stock Market. Specifically, the Board determined that they were independent because no relationship was identified that would automatically bar them from being characterized as independent, and any relationships identified were not so material as to impair their independence. In making this determination, the Board considered, among other things, the service of Messrs. Bahl and Woods on the same board of another public company. The Board determined this relationship was not material to their independence.

We have Board governance guidelines and principles that, together with the charters of the Board committees, provide the framework for our corporate governance. We also have a Code of Business Conduct and Ethics that is applicable to all employees, including executive officers, as well as to directors to the extent relevant to their services as directors. The Board has three standing committees: Audit, Compensation, and Nominating and Governance. Each committee is comprised solely of directors who are “independent” as defined above. Each committee has a charter for the conduct of its business. The Code of Business Conduct and Ethics, Board Governance Guidelines and Principles and committee charters are available on our website at www.lasikplus.com by clicking on “Investors” and “Corporate Governance.” You may request a copy of any of these documents to be mailed to you as described on the last page of this Proxy Statement. Any amendments to, or waivers from, the Code of Business Conduct and Ethics that apply to our principal executive and financial officers will be posted on our website.

We believe it is extremely important that our directors attend the Annual Meeting of Stockholders and expect them to do so each year, barring unforeseen circumstances. All of our directors attended the 2010 Annual Meeting.

Leadership Structure

The Board believes that it should have the flexibility to make determinations as to the role of Chairman of the Board, Chief Executive Officer or other management structure in the way that it believes best to provide appropriate leadership for us at any given point in time, and therefore does not have a policy in this regard. Over the last several years, we have had each of the following leadership structures, reflecting our circumstances at the time: separate non-employee chairman and co-principal executive officers (2009-present); separate non-employee chairman and chief executive officer (2006-2009) and combined chairman and chief executive officer (1997-2006). The Board believes that its current leadership structure, with Mr. Woods serving as non-executive chairman and Messrs. Celebrezze and

Thomas serving as co-principal executive officers, is appropriate given their respective experience and the challenges facing us at this time.

Audit Committee

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to our financial statements, internal controls over financial reporting and auditing, accounting and financial reporting process generally. The Audit Committee is responsible for the selection, compensation and oversight of our independent auditors and for the pre-approval of all audit and permitted non-audit services to be performed by the independent auditors. Among other things, the Committee meets with the independent auditors to review and discuss the adequacy and effectiveness of our internal controls and its disclosure controls and procedures; to review our significant accounting and reporting principles and practices; to discuss the auditors’ judgments on the quality of our accounting principles; and to discuss any management letters issued by the independent auditors. The Audit Committee also is responsible for receiving and investigating any complaints regarding questionable accounting or auditing matters and violations of our Code of Business Conduct and Ethics, and reviews our risk assessment and risk management policies and programs.

Under the direction of the Audit Committee, the Internal Audit Department performs an annual risk assessment. The assessment includes a review of both internal and external factors as identified by a cross-functional employee group through a series of questionnaires and interviews. Based on the results, certain risk areas were reviewed. The assessment was updated for 2010 through a series of inquiries by the Internal Audit Department and the 2010 audit schedule was enhanced to place greater emphasis on key audit areas. The results of the assessment were presented to the full Board. The Audit Committee will continue to work with the Internal Audit Department to monitor current or potential risks and report to the full Board on a periodic basis.

The Audit Committee held ten meetings in 2010. At four of these meetings, the Committee met separately with members of our internal audit department and with our independent auditors. The current members of the Committee are Messrs. Hassan (Chair), Bahl, Heizer and Woods. The Board has determined that each of Messrs. Hassan, Bahl, Heizer and Woods qualifies as an “audit committee financial expert” under applicable SEC rules.

Audit Committee Report

In accordance with its written charter, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtains from the independent auditors a formal written statement describing all relationships between the auditors and us that might bear on the auditors’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board, discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

The Audit Committee discusses and reviews with the independent auditors all communications required by the Securities and Exchange Commission, the requirements of the Public Company Accounting Oversight Board, and the NASDAQ listing standards. These communications include those described in Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and, with and without management present, discusses and reviews the results of the independent auditors’ examination of the financial statements.

The Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the fiscal year ended December 31, 2010 with management and the independent auditors. Management has the responsibility for the preparation of our financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission.

March 18, 2011	John C. Hassan (Chair)
William F. Bahl
Edgar F. Heizer III
E. Anthony Woods

Compensation Committee

The Compensation Committee (the “Committee”) consists of Messrs. Bahl (Chair), Gutfreund, Hassan, Heizer and Woods. No member of the Committee has any interlocking relationship with the Company, as defined in applicable SEC rules and regulations. The Committee is responsible for developing and recommending our executive compensation principles, policies and programs to the Board. In addition, the Compensation Committee either determines or recommends to the Board on an annual basis the compensation to be paid to each of our executive officers. The principal responsibilities of the Compensation Committee include to:

•	Review and approve corporate goals, objectives and compensation of our chief executive officer or other executive officers and evaluate each person’s performance.

•	Discharge responsibilities of the Board with respect to our incentive compensation plans and equity-based plans and oversee the activities of the individuals responsible for administering these plans.

•	Review our overall compensation policies and practices for all employees as they relate to risk management practices and risk-taking incentives on at least an annual basis.

•

Approve issuance or any material amendment of any tax qualified, non-discriminatory employee benefit plan or parallel non-qualified plan pursuant to which a director, officer, employee or consultant will acquire restricted or unrestricted stock, performance units or options.

•

Approve issuances under, or any material amendment of any stock incentive or other similar plan pursuant to which a person not previously our employee or director, as an inducement to the individual’s entering into employment with us, will acquire restricted or unrestricted stock, performance units or options.

The Compensation Committee met six times during 2010. The executive officers are not present during any voting or deliberations of the Committee regarding the executive officers’ compensation.

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee consisting of one or more members. During 2010, the Committee did not delegate any of its duties or responsibilities.

The Committee has the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. The authority to retain compensation consultants to assist in the evaluation of director, chief executive officer or other executive officer compensation is vested solely in the Committee. The Committee currently utilizes the services of Total Rewards Strategies (“TRS”) as its independent compensation consultant. Neither TRS nor its affiliates provide other products or services to us. This consultant has provided information to the Committee on the types and amounts of compensation paid to executive officers by various comparator groups of public companies. This information was used by the Committee as described under “Compensation Discussion and Analysis.”

Nominating and Governance Committee

The Nominating and Governance Committee was established under and has the responsibilities set forth in its charter. During 2010, the Nominating and Governance Committee held four meetings. The current members of the Nominating and Governance Committee are Messrs. Heizer (Chair), Bahl, Gutfreund, Hassan and Woods.

Responsibilities of the Nominating and Governance Committee include searching for and recommending qualified nominees for election to the Board; identifying Board members qualified to fill vacancies on Board committees; recommending to the full Board programs and procedures relating to the compensation, evaluation, retention, retirement and resignation of directors; reviewing and making recommendations to the Board to address stockholder resolutions; addressing Board performance; and reviewing the performance of senior management for purposes of management succession. The Nominating and Governance Committee has the authority to engage outside advisors at our expense. The Nominating and Governance Committee will consider, on at least an annual basis, whether the number of directors should be increased, remain the same or be decreased. To the extent vacancies on the Board exist, either as the result of a director not standing for re-election or resigning or as a result of an increase in the size of the Board, the Nominating and Governance Committee will seek candidates who are qualified to fill the vacancy. In evaluating candidates, the Nominating and Governance Committee will consider such qualifications as its members then deem of most benefit to the Company. Experience in the healthcare field is considered a valuable but not necessary qualification. The Nominating and Governance Committee does not have a specific policy regarding diversity, but focuses instead on a potential director’s experiences that have the potential to provide helpful perspective to the Board.

In identifying director candidates, the Nominating and Governance Committee expects to rely upon the experience of its own members along with recommendations that may be made by others, including our executive officers and stockholders of the Company. Stockholders who wish to suggest possible candidates should direct their suggestions to the attention of our Secretary, who will then forward the suggestions to the Nominating and Governance Committee. Candidates suggested by stockholders should at a minimum meet the qualifications set forth above. Candidates suggested by stockholders will be considered on the same basis as those suggested to the Nominating and Governance Committee by other individuals. In 2010, we did not receive any recommendations for director nominations from stockholders owning more than 5% of our common stock.

EXECUTIVE OFFICERS

Our current executive officers are Michael J. Celebrezze, Senior Vice President of Finance, Chief Financial Officer and Treasurer; David L. Thomas, Chief Operating Officer; and Rhonda S. Sebastian, Senior Vice President of Human Resources.

Michael J. Celebrezze, age 54, was named Senior Vice President of Finance, Chief Financial Officer and Treasurer on December 1, 2008. He had previously served as interim Chief Financial Officer since June 2008 and Senior Vice President of Finance and Treasurer since July 2007. Mr. Celebrezze joined us in July 2006 as Vice President of Finance and Treasurer from First Transit, Inc., a national public transportation company with $400 million in revenue, where he served as Chief Financial Officer from June 2001 through June 2006. Prior to joining First Transit, he was employed for 17 years with APCOA/Standard Parking, where he held a variety of financial positions including Executive Vice President and Chief Financial Officer. Mr. Celebrezze holds a Certified Public Accounting designation in Ohio (inactive) and received a B.S. in Accounting from Kent State University and an M.B.A. from John Carroll University.

David L. Thomas, age 52, was named Chief Operating Officer in June 2009. He joined LCA-Vision as Senior Vice President of Operations in April 2008. Prior to joining us, he was a Senior Manager of McDonald’s Corp., serving as Chief Operating Officer of Boston Market, Inc. from 2004 until September 2007. From 2001 until 2004, he was Division President and Senior Vice President, Operations for Boston Market. Previously, Mr. Thomas held a number of positions with McDonald’s Corporation from 1991 to 2001 including, in 2001, serving as Country Market Manager of McDonald’s Puerto Rico. Mr. Thomas is a graduate of the U.S. Military Academy at West Point.

Rhonda S. Sebastian, age 57, joined LCA-Vision in June 2009 as Senior Vice President of Human Resources. Ms. Sebastian previously served as Vice President of Human Resources at LCA-Vision from October 2005 through October 2006. She has more than 30 years experience in human resources, including the past 12 years in senior management positions. Prior to re-joining LCA-Vision, Ms. Sebastian served as Vice President Organization and Management Development for SENCORP, a leader in the pneumatic tools and fastening systems, from October 2006 to February 2009. Additionally, from July 2004 through October 2005, Ms. Sebastian served as Vice President Organizational Effectiveness and from September 2001 through July 2004 as Vice President Human Resources & Shared Services at Sara Lee Foods. Ms. Sebastian also served as Vice President Human Resources at Sara Lee Branded Apparel Latin America Group from April 1997 through September 2001. Ms. Sebastian holds a Human Capital Strategist designation from the Human Capital Institute.

Compensation Committee Report on Executive Compensation

The undersigned comprise the members of the Compensation Committee of the Board of Directors of LCA-Vision Inc. The Committee was responsible for reviewing the performance and establishing the individual compensation of the Company’s executive officers for 2010.

The Committee has reviewed and discussed the Compensation Discussion and Analysis presented below with the Company’s management. Based upon that review and those discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for our 2011 Annual Meeting of Stockholders.

March 18, 2011	William F. Bahl (Chair)
John H. Gutfreund
John C. Hassan
Edgar F. Heizer III
E. Anthony Woods

COMPENSATION OF EXECUTIVE OFFICERS

The following “Compensation Discussion and Analysis” section describes generally our compensation policies and practices that are applicable for executive officers. Although some measures of performance-based awards are available to other employees, we do not believe the amount of potential compensation or performance metrics for any employees create incentives that are reasonably likely to have a material adverse effect on us.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

As explained in more detail below, due to the decline in our financial performance since the economic downturn in the United States that began in 2008, the Compensation Committee has adjusted elements of compensation to reflect our focus on protecting our long-term viability while balancing the Board’s desire to retain key executives and employees.

Our financial performance in 2010, while continuing to decline in terms of revenue and laser correction procedures performed, improved in other key areas including a $14.1 million decline in operating loss compared with 2009. We generated $1.5 million in cash from operations in 2010, and as a result, performance share awards were earned by our named executive officers. As a result of cash-conservation measures, we also lowered the expected number of procedures companywide required for breakeven cash flow, after capital expenditures and debt service, to approximately 70,000 per year, down from 95,000 at 2009 year end.

Components and Philosophy of Executive Compensation

The Compensation Committee seeks to set total compensation for our executive officers at levels that are competitive with that paid to executives with similar levels of responsibilities at similarly-sized corporations that are deemed comparable to us, taking into account the business. The Compensation

Committee’s goal is to provide total compensation, assuming achievement of target performance measures for incentive compensation, that approximates the 50th percentile of the comparable companies and that approaches the 75th percentile of total compensation at such comparable companies, if maximum performance measures are achieved.

In furtherance of this goal, the Compensation Committee’s then compensation consultant prepared for the Committee’s review a list of comparable companies in late 2007. Compensation for the named executive officers has been set by the Committee using a peer group of 25 companies selected from direct competitors and medical technology, healthcare, hospitality, medical devices and retail companies with similar market value, revenue, net income and number of employees. This group consisted of the following:

Alliance Imaging, Inc.	PolyMedical Corporation
American Medical Systems Holdings	Radiation Therapy Services, Inc.
AmSurg Corp.	Select Comfort Corporation
ArthroCare Corporation	SonoSite, Inc.
Books-A-Million, Inc.	Symbion Inc.
Build-A-Bear Workshop, Inc.	Symmetry Medical, Inc.
California Pizza Kitchen, Inc.	TLC Vision Corporation
Hanger Orthopedic Group, Inc.	Tuesday Morning Corporation
Jos. A. Bank Clothiers, Inc.	VCA Health
Meridian Bioscience, Inc.	Vital Images, Inc.
P. F. Chang’s China Bistro, Inc.	Vital Signs, Inc.
Palomar Medical Technologies, Inc.	Zoll Medical Corporation
Pediatric Services of America, Inc.

With the assistance of the Committee’s compensation consultant, the Committee reviewed the peer group in early 2011 and adopted a new peer group. This information was used in developing compensation plans for 2011, which will be discussed in next year’s proxy statement.

Using the comparator group, the Committee’s compensation consultant advises the Committee as to the nature of the elements of compensation paid by the comparable companies and then calculates a market rate of compensation for each such element for each named executive officer’s position (which is generally from 80% to 120% of the 50th percentile of the element of compensation paid by those companies, with the exception of the equity component which is subject to limits imposed by our stock plans).

The compensation of our executive officers is, therefore, designed to be competitive with that paid by the comparable companies and for 2010 included three elements, namely (i) base salary, (ii) annual discretionary cash bonuses, and (iii) time and performance based equity awards. In general, the proportion of an executive officer’s compensation that is incentive-based compensation increases with the level of responsibility of the officer. In 2010, the allocation among the elements of compensation returned to focus on more stock-based compensation, including performance-based awards. The opportunity for an annual discretionary cash bonus was intended to encourage and reward short-term success. The allocation to equity incentive compensation, in addition to encouraging and rewarding success over the performance period, is intended to tie the executive’s interest to our long-term success by giving the executive an equity interest in us and requires continued employment with us to realize the full equity awards.

The compensation program is designed to further our current strategic goals, which are to increase stockholder value by focusing on improving operating results through increases in revenue coupled with operating efficiencies. Executive officers also receive various benefits generally available to all of our employees, such as a 401(k) plan and medical plans.

Other than new hires, the Compensation Committee typically takes actions with regard to executive officer cash and stock compensation in the first quarter of each year after financial results for the prior fiscal year have been finalized.

Base Salaries

The Compensation Committee seeks to set base salaries for our executive officers at levels that are competitive with the market rate for executives with similar roles and responsibilities at comparable companies, adjusted to reflect the performance of the individual executive officer. The Committee has established a target range of 80% to 120% of median level. In setting annual salaries for individuals, the Compensation Committee first considers the market rate compensation paid for similar positions at companies in the comparator group as a benchmark forecast. On a periodic basis, the Committee uses a performance development assessment designed to provide a consistent and efficient approach to evaluating performance, including both a self assessment and a reviewer/supervisor assessment. Generally, the Committee evaluates the executive officers and makes compensation decisions. In each case, the decision is based upon the appropriate market rate salary adjusted subjectively by the Committee to reflect the results of the individual performance development assessment.

Salaries paid to our named executive officers during 2010 are provided in the Summary Compensation Table. In early 2010, the Committee evaluated the salaries of the executive officers and determined that Mr. Thomas’s salary should be increased from $275,000 to $305,000 effective March 1, 2010 so his salary would be in the target range of the 50th percentile for chief operating officers of comparable companies. The Committee believed this action was appropriate due to his increased responsibilities since October 2009. No changes in salary have been made in 2011 to date.

Discretionary Bonuses

After consultation with its independent compensation consultant, Total Rewards Strategies, in February 2010 the Compensation Committee recommended to the Board that a discretionary bonus, adopted in 2009, be applied to 2010 as well.

In February 2011, the Committee determined that discretionary bonuses in the amounts of $50,000 should be paid to Messrs. Celebrezze and Thomas, and $30,000 to Ms. Sebastian in recognition of performance in 2010. The Committee attributed $20,000 of the bonus to each of Messrs. Celebrezze and Thomas to their assuming additional responsibilities in the absence of a designated chief executive officer.

The Committee does not anticipate paying discretionary bonuses based on 2011 performance; rather, the Committee approved a cash bonus plan for 2011 based on attaining targets for adjusted operating income, same-store revenue improvement and individual goals based on business function. Results of this plan will be disclosed in next year’s proxy statement.

Equity Incentive Grants

Our stock incentive plans authorize the Compensation Committee to award stock options, restricted stock and restricted stock units to executive officers and other key employees. Stock incentive grants are designed to align the long-term interests of our key employees with those of its stockholders by enabling key employees to develop and maintain significant long-term equity ownership positions.

The value and number of stock incentives granted to an executive officer are market based, adjusted to reflect the executive’s level of performance responsibility as reflected in the performance development assessment. The approach used by the Committee is similar to that used in setting salary compensation as described above.

In the past, the Compensation Committee established a long-term equity incentive program under which a performance measure for each year was established, performance goals were set and threshold, target and maximum performance share award opportunities were made to our executive officers at the beginning of the year. The Committee considered the form in which equity consideration awards should be made for 2010. In doing so, the Committee noted the uncertain economic conditions under which we were operating and the effect that external factors, such as consumer confidence and the overall economy, might have upon our results of operations.

In February 2010, the Committee decided to issue two tranches of restricted stock units to the named executive officers. The first are time-based awards that vest in three annual installments and are subject to forfeiture if the officer is not employed by us on the vesting dates. Messrs. Celebrezze and Thomas were each granted 17,000 restricted stock units and Ms. Sebastian was granted 9,000 restricted stock units. In addition, the named executive officers had the opportunity to earn the same amount of RSUs based on a performance criteria; these shares were issued in March 2011 because our 2010 net cash flow provided by operations was positive. The performance-based restricted stock units are subject to three-year cliff vesting. The Committee believes this structure meets the stockholder alignment and share ownership objectives. The Committee and Board evaluated the risks that this structure would create and determined that Board oversight of significant operating plans, such as marketing spending and capital expenditures, mitigated the risks of the objective.

The Committee approved an equity program for 2011, with time-based awards representing one-third of the equity opportunity and performance-based awards representing the remaining two-thirds. The performance-based awards are based on achievement of total shareholder return and revenue from new business targets. The results of this program will be reported in next year’s proxy statement.

Severance Arrangements

As discussed under Potential Post-Employment Payments below, we entered into agreements with our named executive officers during 2008 and 2009. The Compensation Committee and Board considered these agreements important as a tool to retain executives during difficult economic times or in the event of a change in control. The Compensation Committee reviewed the agreements with its compensation consultant, which advised that the agreements were consistent with benefits offered by comparable companies.

Stock Ownership Guidelines

Each director and named executive officer must maintain stock ownership with a cost basis of at least $100,000 pursuant to the Company’s stock ownership guidelines. This level of investment is expected to be achieved within five years of the individual being appointed a director or named executive officer at a cumulative rate of at least one-fifth, or $20,000, each year. Equity awards by us to the directors and executives are included in determining compliance with the stock ownership guidelines and valued at the amount that is included as taxable compensation by the recipient. Vested (but not unvested) stock options also are included, valued at the strike price of the options that vest. Upon the request of a director or named executive, the Compensation Committee may consider a waiver of the guidelines in view of the personal circumstances of the director or executive.

Accounting and Tax Treatments of Executive Compensation

Section 162(m) of the Internal Revenue Code prohibits us from taking an income tax deduction for any compensation in excess of $1 million per year paid to our Chief Executive Officer or any of our other four most-highly compensated executive officers, unless the compensation qualifies as “performance-based” pay under a plan approved by stockholders. Our stockholders have approved our stock incentive plans. We intend the plans to qualify as performance-based compensation and be fully deductible by us. Base salary, discretionary cash bonuses and time-based restricted stock does not so qualify. The Compensation Committee is cognizant of this limitation, but because the compensation of our named executive officers does not approach this amount, it is not a material limitation on our executive compensation program at this time.

Review of Past Awards

When evaluating the current year compensation awards, the Compensation Committee reviews awards made in prior years in addition to benchmark data from comparable companies.

Adjustment or Recovery of Awards

Under the 2006 Stock Incentive Plan (and under the proposed 2011 Plan), if, at any time within one year after the date on which a participant exercised an option or on which restricted stock vests, the Committee determines in its discretion that we have or a subsidiary has been materially harmed by the participant, then any gain realized by the participant shall be paid by the participant to us upon notice from us. The Dodd-Frank Act also requires recoupment of compensation in certain situations.

Timing of Grants

We have not timed, and we do not intend to time, our release of material non-public information for the purpose of affecting the value of executive compensation. The current policy of the Compensation Committee is that grants of options or restricted stock for all employees, including executive officers, will be approved during, or pre-approved with an effective grant date during, a trading “window period,” which we define as a period beginning on the third day following release of its quarterly financial results and ending 15 days before the end of the next fiscal quarter. If we are in possession of material non-public information at the time of any proposed grant, action may be deferred until the information has been made public. Restricted stock grants to newly appointed or newly promoted executive officers will be effective on the date approved by the Compensation Committee (or, if later, the first day of employment).

COMPENSATION TABLES

Summary

The following table summarizes the annual compensation of our current Principal Executive Officers, Principal Financial Officer and of each of our other executive officers (the “named executives”) for services rendered to us in all capacities in 2010, 2009 and 2008 for years that the officers were named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (3)	Option Awards ($) (4)	All Other Compensation ($)	Total ($)
Michael J. Celebrezze	2010	$260,000	$50,000	$296,140	$—	$—	$606,140
Senior Vice President of Finance,	2009	$260,000	$26,000	$—	$—	$—	$286,000
Chief Financial Officer & Treasurer	2008	$209,583	$—	$—	$182,531	$—	$392,114
David L. Thomas (1)	2010	$300,000	$50,000	$296,140	$—	$—	$646,140
Chief Operating Officer	2009	$275,000	$27,500	$—	$—	$—	$302,500
	2008	$212,596	$—	$—	$168,196	$122,787	$503,579
Rhonda S. Sebastian (2)	2010	$190,000	$30,000	$156,780	$—	$—	$376,780
Senior Vice President of Human Resources	2009	$110,833	$11,084	$—	$—	$—	$121,917

(1)	Mr. Thomas began his employment with us on April 10, 2008 and was named an executive officer on the same date.
(2)	Ms. Sebastian began her employment with us on June 1, 2009 and was named an executive officer on the same date.
(3)

Represents the grant date fair value in accordance with FASB ASC Topic 718 for stock awards. Messrs. Thomas and Celebrezze were awarded 17,000 time-based shares and 17,000 performance-based shares; Ms. Sebastian was awarded 9,000 time-based shares and 9,000 performance-based shares, all on March 2, 2010.

(4)	Represents the grant date fair value in accordance with FASB ASC Topic 718 for stock options.

Refer to the Outstanding Equity Awards at Fiscal Year-End table for details of outstanding stock options for named executives. We estimate the fair value of each stock option using the Black-Scholes option pricing model. We base expected volatility on a blend of implied and historical volatility of our common stock. We use historical data on exercises of stock options and other factors to estimate the expected term of the share-based payments granted. The risk-free rate is based on the U.S. Treasury yield curve in effect at the date of grant. The expected life of the options is based on historical data and is not necessarily indicative of exercise patterns that may occur. See Note 9 to our Consolidated Financial Statements for additional information on how we value equity awards.

Plan-Based Compensation

The following table summarizes the programs under which grants of equity-based compensation were available to the named executives in 2010.

2010 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards (1) Target (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Grant Date Fair Value of Stock and Option Awards ($)
Michael J. Celebrezze	3/2/2010	17,000	17,000	$296,140
David L. Thomas	3/2/2010	17,000	17,000	$296,140
Rhonda S. Sebastian	3/2/2010	9,000	9,000	$156,780

(1)	Awards under the Company’s 2006 Stock Incentive Plan. See “Compensation Discussion and Analysis” for a discussion of these awards.

The following table reflects outstanding options and stock awards at December 31, 2010.

Outstanding Equity Awards at Fiscal 2010 Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (6)
Michael J. Celebrezze	7,353	11,028	(1)	$14.28	3/5/2018	34,000	(3)	$296,140
David L. Thomas	8,666	12,997	(2)	$12.94	4/1/2018	34,000	(4)	$296,140
Rhonda S. Sebastian	—					18,000	(5)	$156,780
Vesting Schedule
(1) Michael J. Celebrezze
3/2/2011	3,676
3/2/2012	3,676
3/2/2013	3,676

	11,028
(2) David L. Thomas
3/2/2011	4,333
3/2/2012	4,332
3/2/2013	4,332

	12,997
(3) Michael J. Celebrezze
3/2/2011	5,667
3/2/2012	5,667
3/2/2013	22,666

	34,000
(4) David L. Thomas
3/2/2011	5,667
3/2/2012	5,667
3/2/2013	22,666

	34,000
(5) Rhonda S. Sebastian
3/2/2011	3,000
3/2/2012	3,000
3/2/2013	12,000

	18,000

(6)	Share price of $8.71 used for calculation of market value. This was the closing price on March 2, 2010, the date of the grant.

During 2010, no stock options were exercised by, or restricted awards vested to, named executive officers.

Employment Agreements and Potential Post-Employment Payments

Effective June 26, 2008, we entered into agreements with each of Messrs. Celebrezze and Thomas. On September 8, 2009 we entered into an agreement with Ms. Sebastian. The principal terms of the agreements are as follows:

•

The executive’s employment will be for a one-year term that will be automatically renewed for successive one-year periods, unless we or the executive provide written notice to the other party not to so renew at least 90 days prior to December 31 of each year.

•

The executive may terminate the Agreement if (A) we have breached any material provision of the agreement, (B) there is a material diminution in the executive’s authority, duties or responsibilities; (C) there is a change of more than 35 miles in the executive’s workplace; or (D) a successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of our business and/or assets fails to assume all of our obligations under the Agreement; in each case after notice and failure to cure. We may terminate the employment if (i) the executive has breached any material provision and within 30 days after notice thereof, the executive fails to cure such breach; or (ii) the executive at any time refuses or fails to perform, or misperforms, any of his obligations under or in connection with the Agreement in a manner of material importance to us and within 30 days after notice the executive fails to cure such action or inaction; or (iii) a court determines that the executive has committed a fraud or criminal act in connection with his or her employment that materially affects us.

•

If the executive’s employment is terminated by us for any reason other than pursuant to clauses (i) through (iii) above, or by the executive pursuant to clauses (A), (B), (C) or (D) above, or we give notice of non-renewal as described above, the executive shall be entitled to the following severance and benefits: (i) continuation of base salary and benefits for 12 months, (ii) in the case of any such termination occurring after the sixth complete month of the fiscal year termination, a bonus under our Executive Cash Bonus Plan for the year of termination in an amount based on actual performance for the year (provided that all subjective individual performance measures will be deemed satisfied), pro-rated for the fraction of the year during which the executive was employed, and payable when annual bonuses are paid to other senior executives, (iii) all of the executive’s Options and Time-Based Restricted Share Awards will vest in full, (iv) the executive will be issued shares under outstanding Performance-Based Restricted Share Awards based on the actual level of achievement of the performance criteria for the applicable performance period applicable to the Awards, pro-rated to reflect the number of days from the start of the applicable performance period to the date the executive ceases to be employed by us, divided by the total number of days in the applicable performance period, any such shares to be issued to the executive at the same time as shares are issued to other senior executive officers; and (v) specified accrual obligations.

•

In the event of a Change in Control (as defined under our 2006 Stock Incentive Plan), all of the executive’s Options and Time-Based Restricted Share Awards will vest in full and all of the executive’s Performance-Based Restricted Share Awards will be treated as earned at target (if the performance period is not then completed) and the shares subject thereto will be issued to the executive within 10 days of such Change in Control.

•	Each executive entered into a one-year Confidentiality, Inventions and Non-competition Agreement in connection with these agreements.

Other Arrangements

Our 2006 Stock Incentive Plan contains change in control provisions that provide that if an employee is terminated by us for any reason other than cause within three months after a change in control, all unvested stock options and grants become fully vested immediately.

The following table summarizes potential post-employment compensation to Mr. Celebrezze, Mr. Thomas and Ms. Sebastian for any reason other than involuntary termination with cause (in which case no payments would be made) based on an assumption that a triggering event took place on December 31, 2010 and using the $5.75 per share closing price for the common stock on that date.

	Mr. Celebrezze(1)	Mr. Thomas(1)	Ms. Sebastian(1)
Compensation
Severance	$260,000	$305,000	$190,000
Time-Based Restricted Stock(2)	97,750	97,750	51,750
Performance-Based Restricted Stock(3)	97,750	97,750	51,750
Benefits and Perquisites
Health and Welfare Benefits	11,300	8,159	11,280

Total Compensation	$466,800	$508,659	$304,780

(1)	Mr. Celebrezze, Mr. Thomas and Ms. Sebastian have employment agreements for one year of pay and health benefits.
(2)

Their agreements call for an immediate vesting of all unvested awards. As of December 31, 2010, all options granted to these executives had a strike price of $14.28 for Mr. Celebrezze and $12.94 for Mr. Thomas, which was higher than the $5.75 market price. Therefore, we have determined their values as of that date to be $0. Also, it assumes the immediate vesting of time based awards granted to the executive members on March 2, 2010. Mr. Thomas and Mr. Celebrezze received 17,000 RSUs and Ms. Sebastian received 9,000 RSUs that will vest in three annual installments. The value of these awards as of December 31, 2010 is $5.75.

(3)

Their agreements call for an immediate vesting of all unvested awards. Performance based RSUs were granted to the executive members on March 2, 2010. Mr. Thomas and Mr. Celebrezze received 17,000 RSUs and Ms. Sebastian received 9,000 RSUs that will cliff vest after three years. The value of awards as of December 31, 2010 is $5.75. Based on 2010 financial performance, these awards were earned in full, subject to the cliff vesting.

DIRECTOR COMPENSATION

Non-employee directors receive an annual fee of $40,000, paid one-half in cash and one-half in shares of unrestricted common stock. Payments are made quarterly in arrears, pro-rated from the time that an individual first becomes a director. In addition, each non-employee director receives a restricted share unit award having a value of $50,000, granted at the close of business on the date of our Annual Meeting of Stockholders and pro-rated based upon the date upon which an individual first became a director. These restricted share units vest over a two-year period, one half on the first anniversary of the date of issue and the remainder on the second anniversary of the date of issue, contingent on the individual remaining a non-employee director on those dates. The chairman of the Audit Committee receives an annual cash payment of $10,000 and the Chairs of the Compensation Committee and Nominating and Governance Committee receive an annual cash payment of $5,000 each, payable quarterly. Finally, upon first becoming a non-employee director, an individual receives a grant of 1,000 restricted share units which vest over a two-year period. In addition to the compensation to non-employee directors listed above, in 2010 Mr. Woods received an annualized fee of $125,000 paid quarterly in cash for his service as non-executive Chairman of the Board.

2010 Director Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	All Other Compensation ($)	Total ($)
E. Anthony Woods Chairman of the Board	$145,000	$70,005	$0	$0	$215,005
William F. Bahl	$25,000	$70,005	$0	$0	$95,005
John H. Gutfreund	$22,500	$70,005	$0	$0	$92,505
John C. Hassan	$30,000	$70,005	$0	$0	$100,005
Edgar F. Heizer III	$22,500	$70,005	$0	$0	$92,505

(1)	Mr. Woods received compensation of $125,000 in cash during 2010 for his services as non-executive Chairman of the Board.
(2)	Reflects the grant date of fair value is measured by ASC 718 for awards made to directors in 2010.

The aggregate number of unvested stock awards at December 31, 2010 was:

Unvested Stock Awards
E. Anthony Woods	9,674
William F. Bahl	9,674
John H. Gutfreund	9,674
John C. Hassan	9,674
Edgar F. Heizer III	10,174

SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and notes set forth certain information with respect to the beneficial ownership of common stock, our only voting security, as of March 22, 2011, by (1) each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock, (2) each director and current named executive officers, and (3) all directors and current executive officers as a group, based upon 18,795,127 shares outstanding as of that date.

SEC rules provide that shares of common stock which an individual or group has a right to acquire within 60 days of March 22, 2011 are deemed to be outstanding for purposes of computing the percentage ownership of that individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown on the table.

Name and Address of Beneficial Owner	Amount and Nature of Ownership (1)		Percent of Class
Morgan Stanley	2,455,809	(2)	13.12%
1585 Broadway
New York, NY 10036
Morgan Stanley Investment Management Inc.
522 Fifth Avenue
New York, NY 10036
T. Rowe Price Associates, Inc.	2,162,550	(3)	11.56%
100 E. Pratt Street
Baltimore, Maryland 21202
BlackRock Inc.	1,915,921	(4)	10.24%
40 East 52nd Street
New York, NY 10022
Tiger Partners Trading LLC,	1,614,796	(5)	8.63%
Tiger Partners, LP, Tiger Partners PG, LLC
Tiger Management LLC, The Julian H. Robertson, Jr.
Revocable Trust,
Julian H. Robertson, Jr.
101 Park Avenue
New York, NY 10178
Fidelity Management & Research Company	1,448,600	(6)	7.74%
82 Devonshire Street
Boston, MA 02109
E. Anthony Woods, Chairman of the Board	61,116	(7)	*
William F. Bahl, Director	35,619	(8)	*
John H. Gutfreund, Director	34,688	(9)	*
John C. Hassan, Director	32,419	(10)	*
Edgar F. Heizer III, Director	14,764	(11)	*
Michael J. Celebrezze, Senior Vice President of Finance, Chief Financial Officer and Treasurer	20,662	(12)	*
David L. Thomas, Chief Operating Officer	17,930	(13)	*
Rhonda S. Sebastian, Senior Vice President of Human Resources	5,825		*
All directors and executive officers as a group (8 persons)	223,023	(14)	1.2%

*	Less than 1%

(1)

Except as otherwise noted, the persons named in the table have sole voting and dispositive powers with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. For Messrs. Woods, Bahl, Gutfreund, Hassan and Heizer, the restricted stock units to be awarded on March 31, 2011 for their service as board members have not been included in this table since the number of shares is not yet determinable.

(2)

This information is based on a Schedule 13G filed with the SEC on February 9, 2011. According to this filing, Morgan Stanley and Morgan Stanley Investment Management Inc. have sole voting power over 2,332,655 shares of common stock and sole dispositive power over 2,455,809 shares of common stock.

(3)

This information is based on a Schedule 13G filed with the SEC on February 9, 2011, in which T. Rowe Price Associates, Inc. reported having sole voting over 146,700 shares of common stock and dispositive powers over 2,162,550 shares of common stock.

(4)	This information is based on a Schedule 13G filed with the SEC on January 10, 2011, in which BlackRock, Inc. reported having sole voting and dispositive powers over 1,915,921 shares of common stock.
(5)

This information is based on a Schedule 13G filed with the SEC on February 14, 2011. According to this filing, Tiger Partners Trading LLC, Tiger Partners, LP, Tiger Partners GP LLC, Tiger Management LLC, Julian H. Robertson, Jr. Revocable Trust and Julian H. Robertson, Jr. have shared voting and dispositive powers over 1,614,796 shares of common stock.

(6)

This information is based on a Schedule 13G filed with the SEC on February 14, 2011, in which Fidelity Management & Research Company has sole dispositive power over 1,448,600 shares of common stock. Additionally, Edward C. Johnson 3d, named investor, has sole voting powers over 1,448,600 shares of common stock.

(7)	Includes for Mr. Woods 2,917 shares issuable upon vesting of restricted stock units within 60 days of the Record Date.
(8)	Includes for Mr. Bahl 22,444 shares in his trust and 2,917 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(9)	Includes for Mr. Gutfreund 2,917 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(10)	Includes for Mr. Hassan 2,917 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date. Of the shares owned by Mr. Hassan, 29,502 are held in a margin account.
(11)	Includes for Mr. Heizer 2,917 shares issuable upon the vesting of restricted stock units within 60 days of the Record Date.
(12)	Includes for Mr. Celebrezze 11,029 shares issuable upon the exercise of vested stock options and 9,633 shares held by his trust.
(13)	Includes for Mr. Thomas 12,999 shares issuable upon the exercise of vested stock options.
(14)	Includes 24,028 shares issuable upon the exercise of vested stock options held by such persons and 14,585 restricted stock units that will vest within 60 days.

CERTAIN TRANSACTIONS

Related persons include our executive officers, directors, director nominees, 5% or more beneficial owners of our common stock and immediate family members of these persons. The Audit Committee is responsible for reviewing and approving or ratifying related-person transactions that would require approval under the proxy rules or which would affect independence under our principles of corporate governance. If an Audit Committee member or his or her family member is involved in a related-person transaction, the member will not participate in the approval or ratification of the transaction. In instances where it is not practicable or desirable to wait until the next meeting of the Audit Committee for review of a related-person transaction, the Chair of the Audit Committee (or, if the Chair or his or her family member is involved in the related-person transaction, any other member of the Audit Committee) has delegated authority to act between Audit Committee meetings for these purposes. A report of any action taken pursuant to delegated authority must be made at the next Audit Committee meeting.

For the Audit Committee to approve a related-person transaction, it must be satisfied that it has been fully informed of the interests, relationships and actual or potential conflicts present in the transaction and must believe that the transaction is fair to us. The Audit Committee also must believe, if necessary, that we have developed a plan to manage any actual or potential conflicts of interest. The Audit Committee may ratify a related-person transaction that did not receive pre-approval if it determines that there is a compelling business or legal reason for us to continue with the transaction, the transaction is fair to us and the failure to comply with the policy’s pre-approval requirements was not due to fraud or deceit.

During 2010, there were no transactions or series of transactions involving the Company and any of its executive officers, directors, holders of more than 5% of our common stock or any immediate family member of any of the foregoing persons that are required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Any situation that might be construed as disqualifying a director as “independent” will be brought to the attention of the Nominating and Governance Committee which will make a recommendation to the Board regarding the director’s continued service on Board Committees.

2012 ANNUAL MEETING OF STOCKHOLDERS

In order for any stockholder proposal to be eligible for inclusion in our Proxy Statement and on our proxy card for the 2012 Annual Meeting of Stockholders, it must be received by our Secretary at the address shown on the cover of this Proxy prior to the close of business on December 7, 2011. Any proposal received after such date will be considered untimely. In accordance with the Bylaws, any stockholder who intends to propose any other matter to be acted upon at the 2012 Annual Meeting (but not include such proposal in our Proxy Statement) must inform us no later than February 17, 2012. If notice is not provided by that date, the persons named in our proxy for the 2012 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the Proxy Statement for the 2012 Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent of our equity securities, to file reports of security ownership and changes in that ownership with the SEC. Officers, directors and greater than ten-percent beneficial owners also are required to furnish us with copies of all Section 16(a) forms they file. Based upon a review of copies of these forms, we believe that all Section 16(a) filing requirements were complied with on a timely basis during and for 2010, except for one Form 4 for Ms. Sebastian for a restricted stock unit award and one Form 4 for each of the directors related to the third quarter stock payment, which were filed late.

STOCKHOLDER COMMUNICATIONS

The Board has established a process for stockholders to communicate with members of the Board. A stockholder should direct his or her communication in writing to the attention of our Secretary at the address shown on the cover of this Proxy Statement. The Secretary will forward the communication to the members of the Board.

HOUSEHOLDING PROXY MATERIALS

We have adopted a procedure approved by the SEC called “householding” that will reduce our printing costs and postage fees. Under this procedure, multiple stockholders residing at the same address will receive a single copy of the Annual Report on Form 10-K, Proxy Statement or notice, as applicable, unless the stockholders notify us that they wish to receive individual copies. Stockholders may revoke their consent to householding at any time by contacting us, either by calling us at (513) 792-5629 or by writing to our Secretary at the address set forth on the front page of this Proxy Statement. We will remove you from the householding program within 30 days of receipt of your notice, after which you will receive an individual copy of the Annual Report on Form 10-K, Proxy Statement or notice, as applicable.

REQUESTS FOR CERTAIN DOCUMENTS

You may obtain without charge our Form 10-K for the fiscal year ended December 31, 2010, or any of the other corporate governance documents referred to in this Proxy Statement by writing to our Secretary at our address shown on the cover page of this Proxy Statement or calling 513-792-5629. These also are available on the SEC’s website at www.sec.gov or on our website at www.lasikplus.com ..

EXHIBIT A

LCA-Vision Inc.

2011 Stock Incentive Plan

i

LCA-Vision Inc.

2011 Stock Incentive Plan

T A B L E O F C O N T E N T S

I.	PURPOSE	4

II.	DEFINITIONS	4

III.	ADMINISTRATION	9

	3.1 The Committee	9
	3.2 Powers of the Committee	9
	3.3 Guidelines	10
	3.4 Delegation of Authority	10
	3.5 Decisions Final	10
	3.6 Award Agreements	10

IV.	SHARES SUBJECT TO PLAN	10

	4.1 Shares Available for Issuance of Awards	10
	4.2 Maximum Awards Per Participant	11
	4.3 Re-Use of Shares	11
	4.4 Adjustment Provisions	11

V.	EFFECTIVE DATE AND DURATION OF PLAN	12

	5.1 Effective Date	12
	5.2 Duration of Plan	12

VI.	STOCK OPTIONS	12

	6.1 Grants	12
	6.2 Terms of Options	12
	6.3 Incentive Stock Options	13

VII.	STOCK APPRECIATION RIGHTS	14

	7.1 Stock Appreciation Rights	14
	7.2 Terms and Conditions of Stock Appreciation Rights	14

ii

VIII.	RESTRICTED AND UNRESTRICTED STOCK AWARDS	15

	8.1 Grants of Restricted Stock Awards	15
	8.2 Terms and Conditions of Restricted Stock Awards	15
	8.3 Unrestricted Stock Awards	16

IX.	PERFORMANCE AWARDS	16

	9.1 Performance Awards	16
	9.2 Terms and Conditions of Performance Awards	17

X.	TERMINATION OF AWARDS	18

	10.1 Termination of Awards to Employees and Directors	18
	10.2 Awards to Advisors	18
	10.3 Acceleration of Vesting Upon Termination	19

XI.	REPRICING, EXCHANGE AND REPURCHASE OF AWARDS	19

	11.1 Limitations on Repricing, Exchange and Repurchase of Awards	19

XII.	CHANGE OF CONTROL; MERGER, CONSOLIDATION, ETC.	19

	12.1 Separation from Service After Change of Control	19
	12.2 Merger, Consolidation, Etc.	20
	12.3 Applicability of Section XII	20

XIII.	TERMINATION OR AMENDMENT OF THIS PLAN	20

	13.1 Termination or Amendment	20

XIV.	GENERAL PROVISIONS	21

	14.1 No Right to Continued Employment	21
	14.2 No Right to Participate	21
	14.3 Non-Transferability of Awards	21
	14.4 Benefits May Not Be Assigned	21
	14.5 Right of Recoupment	22
	14.6 No Corporate Action Restriction	22
	14.7 Other Plans	22
	14.8 Unfunded Plan	22
	14.9 Withholding of Taxes	22
	14.10 Governing Law	23
	14.11 Jurisdiction; Waiver of Jury Trial	23
	14.12 Liability	23
	14.13 Successors	23
	14.14 Transactions Involving Common Stock	24
	14.15 Exemption from, or Compliance with, Section 409A	24

iii

LCA-Vision Inc.

2011 Stock Incentive Plan

SECTION I

PURPOSE

The purpose of this 2011 Stock Incentive Plan (the “Plan”) is to promote the long-term growth and financial success of LCA-Vision Inc. (the “Company”) and its subsidiaries by enabling the Company to compete successfully in attracting and retaining employees and directors (and consultants and advisors) of outstanding ability, stimulating the efforts of those persons to achieve the Company’s long-range performance goals and objectives, and encouraging the identification of their interests with those of the Company’s stockholders.

SECTION II

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1 “Advisor” means a person who provides bona fide advisory or consulting services to the Company or a Subsidiary and whose Shares subject to an Award are eligible for registration on Form S-8 under the Securities Act of 1933.

2.2 “Award” means any form of Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Unrestricted Stock Award or Performance Award granted under this Plan.

2.3 “Award Agreement” means a written agreement setting forth the terms and conditions of an Award.

2.4 “Award Period” or “Term” means the period beginning on a Grant Date and ending on the expiration date of such Award.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” means, unless otherwise defined in an Award Agreement or an employment or severance agreement in effect between a Participant and the Company (in which case such definition shall govern), a Participant’s engaging in any of the following acts:

(i) any type of willful misconduct in respect of, or disloyalty to, the Company or a Subsidiary, including, without limitation, fraud, embezzlement, theft, or dishonesty in the course of a Participant’s employment or business relationship with the Company or Subsidiary; or

(ii) conviction of a felony or conviction of any other crime involving a breach of trust or fiduciary duty owed to the Company or a Subsidiary; or

(iii) unauthorized disclosure of trade secrets or confidential information of the Company or a Subsidiary; or

(iv) a material breach of any agreement with the Company or a Subsidiary in respect of confidentiality, non-disclosure, non-competition or otherwise; or

(v) any serious violation of a written policy of the Company or a Subsidiary that is damaging to the interests of the Company or a Subsidiary; or

(vi) persistent neglect of the duties and responsibilities of the Participant’s position with the Company or a Subsidiary or continuing material failure to meet the performance standards or objectives of the Company or a Subsidiary, as determined by the Company or Subsidiary in its sole discretion.

A Participant who resigns or agrees to resign from employment or service with the Company or a Subsidiary in lieu of being Separated from Service for Cause may be deemed to have been Separated from Service for Cause for purposes of this Plan.

2.7 “Change of Control” means the occurrence after the Effective Date of any of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than an Exempt Entity, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the total voting power of all of the Company’s voting securities then outstanding (“Voting Shares”) and the acquisition of such beneficial ownership was not pre-approved by at least a majority of the directors of the Company;

(ii) on any date, the individuals who constituted the Company’s Board at the beginning of the two-year period immediately preceding such date (together with any new directors whose election by the Company’s Board, or whose nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the directors then in office; or

(iii) immediately after a merger or consolidation of the Company or any Subsidiary of the Company with or into, or the sale or other disposition of all or substantially all of the Company’s assets to, any other corporation (where pursuant to the terms of such transaction outstanding Awards are assumed by the surviving, resulting or acquiring corporation or new Awards are substituted therefor), the Voting Shares of the Company outstanding immediately prior to such transaction do not represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity or any parent thereof) more than 50% of the total voting power of the voting securities of the Company or surviving or acquiring entity or any parent thereof outstanding immediately after such merger or consolidation.

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2.8 “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder. References to any particular section of the Code include references to any successor amendments or replacements of such section.

2.9 “Committee” means the committee appointed by the Board and consisting of two or more Directors of the Company, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, an “outside director” as defined under Section 162(m) of the Code, and an “independent director” as defined in the Listing Rules of The Nasdaq Stock Exchange (or the rules of any stock exchange on which the Shares are primarily traded).

2.10 “Common Stock” means the Company’s common stock, par value $.001 per share, and any successor security.

2.11 “Company” means LCA-Vision Inc.

2.12 “Director” means any person serving on the Board of Directors of the Company or any of its Subsidiaries who is not an Employee of the Company or any Subsidiary.

2.13 “Disability” means (i) a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code as determined by the Committee in good faith upon receipt of medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice, or (ii) in the case of an Employee, a disability that qualifies as a long-term disability under the Company’s or a Subsidiary’s Long Term Disability insurance, or (iii) any other definition of disability set forth in an Award Agreement.

2.14 “Effective Date” means the date on which the Plan is approved by the stockholders of the Company.

2.15 “Eligible Person” means any person who is either an Employee, Director or Advisor.

2.16 “Employee” means any common law employee (including an officer) of the Company or a Subsidiary (including those employees on a military leave, sick leave or other bona fide leave of absence approved by the Company or a Subsidiary but excluding persons who receive retirement benefits, stipends, consulting fees, honorariums and the like), who performs services for the Company or Subsidiary and is included on its regular payroll.

2.17 “Exchange Act” means the Securities Exchange Act of 1934. References to any particular section of the Exchange Act include references to any successor amendments or replacements of such section.

2.18 “Exempt Entity” means (i) an underwriter temporarily holding securities pursuant to an offering of such securities and (ii) the Company, any of its Subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries.

2.19 “Fair Market Value” means, as of any valuation date, the closing price of a Share as reported on The Nasdaq Stock Exchange (or on any stock exchange on which the Shares are primarily traded) or, if the Shares were not traded on such day, then the next preceding day on which the Shares were traded, all as reported by such source as the Committee may select. If the Shares are not traded on a national

6

securities exchange or other market system, Fair Market Value shall be determined in the manner established by the Committee in accordance with Section 409A of the Code.

2.20 “Grant Date” means the date on which, or such later date as of which, an Award is granted.

2.21 “Immediate Family” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant and shall include adoptive relationships; provided, however, that if the Committee adopts a different definition of “immediate family” (or similar term) in connection with the transferability of an Award (other than an Incentive Stock Option) awarded under this Plan, such definition shall apply, without further action of the Board.

2.22 “Incentive Stock Option” means any Stock Option awarded under Section VI of this Plan intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.23 “Mature Shares” means Shares which have been fully paid and held, of record or beneficially, by the Participant free and clear of all liens and encumbrances for at least six months.

2.24 “Non-Qualified Stock Option” means any Stock Option awarded under Section VI of this Plan that is not an Incentive Stock Option.

2.25 “Officer” means a person who has been determined to be an officer of the Company under Exchange Act Rule 16a-1(f) in a resolution adopted by the Board and any other person who has been elected an officer of the Company by the Board (other than a person who has been elected solely as an assistant officer).

2.26 “Option Price” or “Exercise Price” means the price per share at which Common Stock may be purchased upon the exercise of an Option or an Award.

2.27 “Participant” means an Eligible Person to whom an Award has been made pursuant to this Plan.

2.28 “Performance Award” means an Award granted pursuant to Section IX of this Plan.

2.29 “Performance-Based Compensation” means compensation intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

2.30 “Performance Measures” means any one or more of the following, as selected by the Committee and applied to the Company as a whole or individual units thereof, and measured either absolutely or relative to a designated group of comparable companies or other external benchmark: (1) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (2) earnings before interest and taxes (“EBIT”); (3) appreciation in the fair market value, book value or other measure of value of the common stock; (4) cash flow; (5) earnings (including earnings per share); (6) return on equity; (7) return on investment; (8) total stockholder return; (9) return on capital; (10) return on assets or net assets; (11) revenue and revenue growth (total, organic or new); (12) operating income (including net operating income); (13) operating profit (including net operating profit); (14) operating margin; (15) return on operating revenue; (16) market share; (17) debt to equity ratio/debt levels; (18) price earnings ratio; (19) expense ratios/operating expense; (20) total expenditures; (21) cost reduction targets; (22) working

7

capital/capital expended; (23) turnover of assets, capital, or inventory; (24) customer satisfaction/service; (25) liquidity; (26) employee retention/attrition rates; (27) conservation of cash or investments; and (28) diversity. The foregoing criteria may have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses and effects of dispositions.

2.31 “Performance Period” means the period of time over which Performance Measures or other performance criteria relating to a Performance Award, or other Award containing Performance Measures or other performance criteria, are measured.

2.32 “Reference Price” with respect to a SAR means the dollar amount determined by the Committee at the time of grant.

2.33 “Restricted Shares” or “Restricted Stock” means those Shares of Common Stock issued pursuant to a Restricted Stock Award that are subject to the restrictions set forth in the related Award Agreement.

2.34 “Restricted Stock Award” means an award of a fixed number of Restricted Shares that is subject to forfeiture conditions, transfer restrictions and other conditions set forth in the related Award Agreement.

2.35 “Restricted Stock Unit” means a hypothetical unit, maintained on the books of the Company, representing one Share of Common Stock that is subject to forfeiture provisions and other conditions set forth in the related Award Agreement.

2.36 “Restricted Stock Unit Award” means an award of a fixed number of Restricted Stock Units that is subject to forfeiture provisions and other conditions set forth in the related Award Agreement.

2.37 “Retirement” means an Employee’s or Director’s Separation from Service (in each case other than due to death or Disability or for Cause) on or after (i) attainment of age 65 or (ii) attainment of age 55 with 10 years of employment with, or service on the Board of, the Company or a Subsidiary.

2.38 “Separation from Service” or “Separates from Service” has the meaning ascribed to such term in Section 409A of the Code.

2.39 “Share” means one share of the Company’s Common Stock.

2.40 “Short-term Deferral Deadline” means the last day on which a payment or the delivery of Shares would qualify as a short-term deferral under Treasury Regulation § 1.409A-1(b)(4).

2.41 “Stock Appreciation Right” or “SAR” means the right to receive, for each unit of the SAR, an amount of cash, a number of Shares, or a combination thereof equal in value to the excess of the Fair Market Value of one Share on the date of exercise of the SAR over the Reference Price of the SAR.

2.42 “Stock Option” or “Option” means the right to purchase shares of Common Stock granted pursuant to Section VI of this Plan.

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2.43 “Subsidiary” means, with respect to grants of Awards other than Incentive Stock Options, any entity directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a controlling interest (as defined in Treasury Regulation § 1.409A-1(b)(5)(iii)), as determined by the Committee, in its sole discretion, provided such entity is considered a service recipient (within the meaning of Section 409A of the Code) that may be aggregated with the Company.

With respect to grants of Incentive Stock Options, the term “Subsidiary” means any corporation or other entity considered a subsidiary as defined in Section 424(f) of the Code.

2.44 “Transfer” means alienate, attach, sell, assign, pledge, encumber or otherwise dispose of; and the terms “Transferred” or “Transferable” have corresponding meanings.

2.45 “Unrestricted Stock Award” means an Award granted pursuant to Section 8.3 of this Plan.

2.46 “Vest,” along with the correlative terms “vested” or “vesting,” means, in the case of any Award, to become exercisable or become free of restrictions and other conditions, including those related solely to the passage of time and those involving attainment of performance or other criteria. The Committee shall determine at the time an Award is granted what level of performance shall be deemed to have been satisfied in the event that the Award vests in whole or part pursuant to this Plan prior to the end of any Performance Period specified for the Award.

SECTION III

ADMINISTRATION

3.1 The Committee. This Plan shall be administered and interpreted by the Committee. Except as provided in Section 3.4, any function of the Committee also may be performed by the Board. Actions of the Committee may be taken by a majority of its members at a meeting or by the unanimous written consent of all of its members without a meeting.

3.2 Powers of the Committee. Subject to the express provisions of the Plan, the Committee shall have the sole and absolute power and authority to operate, manage and administer the Plan on behalf of the Company, which includes, but is not limited to, the power and authority:

(i) to grant to Eligible Persons one or more Awards consisting of any or a combination of Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Unrestricted Stock and Performance Awards;

(ii) to select the Eligible Persons to whom Awards may be granted;

(iii) to determine the types and combinations of Awards to be granted to Eligible Persons;

(iv) to determine the number of Shares or units which may be subject to each Award;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award (including, but not limited to, the Term, price, exercisability, method of exercise and payment, any restriction or limitation on transfer, any applicable Performance Measures or other performance criteria or contingencies, any vesting schedule or acceleration, or any forfeiture

9

provisions, regarding any Award) and the related Shares (including, but not limited to, any holding period for those Shares after grant, exercise or settlement of the Award), based on such factors as the Committee shall determine; and

(vi) to modify or waive any restrictions, contingencies or limitations contained in, and grant extensions to the Terms or exercise periods of, or accelerate the vesting of, any outstanding Awards, as long as such modifications, waivers, extensions or accelerations do not cause a Performance-Based Award intended to be Performance-Based Compensation to lose such treatment, or cause an Award to be treated as the granting of a new award or an extension of the Award under Code Section 409A that is not exempt from, or compliant with, the requirements of Section 409A or cause an Award to be inconsistent with the terms of the Plan, but no such changes shall materially impair the rights of any Participant without his or her consent unless required by law or integrally related to a requirement of law.

3.3 Guidelines. The Committee shall have the authority and discretion to interpret the Plan and any Awards granted under the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any related Award Agreement in the manner and to the extent it deems necessary to carry the Plan into effect.

3.4 Delegation of Authority. The Committee may delegate to one or more of the Company’s Officers or (in the case of ministerial duties only) other employees all or any portion of the Committee’s authority, powers, responsibilities and administrative duties under the Plan, with such conditions and limitations as the Committee shall prescribe in writing; provided, however, that only the Committee is authorized to grant Awards to, or make any decisions with respect to Awards granted to, Officers and Directors. A record of all actions taken by any Officer to whom the Committee has delegated a portion of its powers or responsibilities shall be filed with the minutes of the meetings of the Committee and shall be made available for review by the Committee upon request.

3.5 Decisions Final. Any action, decision, interpretation or determination by or at the direction of the Committee (or of any person acting under a delegation pursuant to Section 3.4) concerning the application or administration of the Plan or any Award(s) shall be final and binding upon all persons and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Awards.

3.6 Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement substantially in the form approved by the Committee from time to time.

SECTION IV

SHARES SUBJECT TO PLAN

4.1 Shares Available for Issuance of Awards. Subject to adjustment as provided in Section 4.4, the aggregate number of Shares which may be issued under this Plan shall not exceed 1,600,000 Shares. As determined from time to time by the Committee, the Shares available under this Plan for grants of Awards may consist either in whole or in part of authorized but unissued Shares or Shares that have been reacquired by the Company following original issuance. The maximum aggregate number of

10

shares that may be issued under this plan upon the exercise of Incentive Stock Options is 1,600,000. For purposes of this Section 4.1, shares shall be counted as provided in Section 4.3.

4.2 Maximum Awards Per Participant. The number of Shares covered by all Awards granted to any one individual shall not exceed 50,000 during any one fiscal-year period; provided, however, that this limitation shall be 375,000 Shares, together with SAR units, in the case of an inducement Award made at the time of an Employee’s initial hiring. If a previously granted Option or SAR is forfeited, cancelled or deemed cancelled, such Option or SAR shall continue to be counted against the maximum number of Shares or units that may be granted to any one Participant during any one fiscal-year.

4.3 Re-Use of Shares. If any Award granted under this Plan shall expire, terminate or be forfeited or canceled for any reason before it has vested or been exercised in full, the number of unvested or unexercised Shares subject to such Award shall again be available for future grants under the Plan. The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations are permitted by law. Notwithstanding the foregoing, Shares that are tendered to or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any Shares tendered to or withheld by the Company to satisfy the tax withholding obligations related to any Award, will not be available for subsequent Awards under the Plan. In addition, a SAR settled in shares of Common Stock shall be considered settled in full against the number of Shares available for award.

4.4 Adjustment Provisions.

(a) Adjustment for Change in Capitalization. If the Company shall at any time after the Effective Date change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, reverse stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution to stockholders of cash or property (such as a large nonrecurring cash dividend or in a spin-off or split-up) which has a substantial impact on the value of outstanding Shares (collectively, an “Equity Restructuring”), then the numbers and types of Shares and SAR units specified in Sections 4.1 and 4.2, the specified or fixed numbers and types of Shares or SAR units covered by each outstanding Award, and, if applicable, the Option Price, Reference Price, or performance goals for each outstanding Award (the “Adjusted Items”) shall be proportionately and equitably adjusted; provided that (i) any adjustments made in the number of Shares with respect to which Incentive Stock Options may be or have been granted shall be made in accordance with Code Section 424, (ii) the numbers of Shares or SAR units covered by each outstanding Award shall be made in accordance with Section 409A of the Code, and (iii) fractions of a Share will not be issued but either will be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee. The determination of whether an Equity Restructuring has occurred, and what adjustments are to be made to Adjusted Items, shall be made by the Committee in good faith in such manner as it deems necessary or appropriate in order to prevent enlargement or dilution of the rights and benefits (or potential benefits) intended to be made available under the Plan.

(b) Other Equitable Adjustments. Notwithstanding any other provision of the Plan, and without affecting the number of Shares or SAR units reserved or available hereunder, the Committee may authorize the issuance, continuation or assumption of Awards or provide for equitable adjustments or changes in the terms of Awards, in connection with any merger, consolidation, sale of assets, acquisition of property or stock or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it deems equitable and appropriate; provided, that the

11

numbers and types of Shares or SAR units covered by each outstanding Award shall be made in accordance with Section 409A of the Code.

SECTION V

EFFECTIVE DATE AND DURATION OF PLAN

5.1 Effective Date. This Plan shall become effective on the Effective Date.

5.2 Duration of Plan. The Plan shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Section XIII, until all Shares subject to the Plan shall have been issued in accordance with the provisions of the Plan.

SECTION VI

STOCK OPTIONS

6.1 Grants. Stock Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted shall be designated as either a Non-Qualified Stock Option or an Incentive Stock Option. One or more Stock Options may be granted to any Eligible Person, except that Incentive Stock Options may only be granted to Employees.

6.2 Terms of Options. Except as otherwise provided by Section 6.3, Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a) Option Price. The Option Price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, except that in no event shall the Option Price be less than 100% of Fair Market Value on the Grant Date.

(b) Option Term. The Term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after its Grant Date.

(c) Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award Agreement; provided, however, that an Option may not be exercised as to less than 100 Shares at any time unless the number of Shares for which the Option is exercised is the total number available for exercise at that time under the terms of the Option.

(d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the Term by giving written notice of exercise to the Company, attention: Chief Financial Officer, with a copy to Secretary, specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the Option Price.

(e) Payment. Upon exercise of an Option, and subject to such administrative requirements as the Committee may impose, payment of the Option Price may be made, at the election of the Participant, in cash or by the tender of Mature Shares or by a combination of the foregoing. If

12

payment by the tender of Mature Shares is selected, the value of each Mature Share shall be deemed to be the Fair Market Value of a Share on the day the Mature Shares are tendered for payment, which shall be the date on which the Mature Shares, duly endorsed or accompanied by a stock power duly endorsed for transfer to the Company, are received by the Company. The Option Price and obligatory withholding taxes also may be paid pursuant to a “cashless” exercise/sale procedure involving the simultaneous sale of Shares covered by the Option through a broker (in which case the exercise date shall be the trade date). If payment of the Option Price and obligatory withholding taxes is made from the proceeds of a “cashless” exercise/sale procedure, such payment shall be received by the Company no later than the date of settlement of the sale. The Committee may approve any other methods of payment of an Option Price which it deems appropriate.

(f) Non-Transferability. Stock Options shall be Transferable only to the extent provided in Section 14.3 of this Plan.

(g) Termination. Except as provided in Section XII, Stock Options shall terminate in accordance with Section X of this Plan.

(h) No Right to Defer. In no event shall a Stock Option awarded under this Plan include any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of the Option under Treas. Reg. § 1.83-7, or the time the Shares acquired pursuant to the exercise of the Option first become substantially vested (as defined in Treas. Reg. § 1.83-3(b)).

(i) Fixed Number of Shares. The number of Shares subject to a Stock Option shall be fixed on the Grant Date, subject to adjustment pursuant to Section 4.4.

6.3 Incentive Stock Options. Incentive Stock Options shall be subject to the following terms and conditions:

(a) Award Agreement. Any Award Agreement relating to an Incentive Stock Option shall contain such terms and conditions as are required for the Option to be an “incentive stock option” as that term is defined in Section 422 of the Code.

(b) Ten Percent Stockholder. An Incentive Stock Option granted to any person who, at the time of the Award, owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company and its Subsidiaries shall have (i) an Option Price at least equal to 110% of the Fair Market Value of a Share on the Grant Date and (ii) a Term expiring no later than five years from the Grant Date.

(c) $100,000 per year Limitation. To the extent that the aggregate Fair Market Value (determined as of the Grant Date) of the Shares with respect to which Incentive Stock Options first become exercisable by a person during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, the excess portion of such options shall be treated as Non-Qualified Stock Options.

(d) Qualification under the Code. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of an affected Participant, to disqualify any Incentive Stock

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Option under Section 422 of the Code, except as may result pursuant to the provisions of Section XII. Should any Stock Option granted under this Plan be designated an “Incentive Stock Option,” but fail, for any reason, to meet the requirements of the Code for such a designation, then such Option shall be deemed to be a Non-Qualified Stock Option and shall be valid as such according to its terms.

(e) Notification of Disqualifying Disposition. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of Shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten days of such disposition.

(f) No ISOs Granted after 10 Years. Each Stock Option designated as an Incentive Stock Option shall be granted within 10 years from the earlier of the date this Plan is adopted or the date this Plan is approved by the stockholders of the Company.

SECTION VII

STOCK APPRECIATION RIGHTS

7.1 Stock Appreciation Rights. The Committee may, in its discretion, grant Stock Appreciation Rights to any Eligible Person. Any Stock Appreciation Right granted shall be for a specified number of units and have such terms and conditions, not inconsistent with this Plan, as are established by the Committee in connection with the Award.

7.2 Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights granted pursuant to this Section VII shall be subject to the following terms and conditions:

(a) Reference Price. The Reference Price per Share unit subject to a SAR shall be determined by the Committee at the time of grant, except that in no event shall the Reference Price be less than 100% of Fair Market Value on the Grant Date.

(b) Term. The Term of each SAR shall be fixed by the Committee, but no SAR shall be exercisable more than ten years after its Grant Date.

(c) Exercise. A SAR shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award Agreement.

(d) Distribution. The Committee shall determine in its sole discretion, at or after the Grant Date, whether Shares, cash or a combination thereof shall be delivered to the holder upon exercise of a SAR. Shares so delivered shall be valued at their Fair Market Value on the date of the SAR’s exercise.

(e) Non-Transferability. SARs shall be Transferable only to the extent provided in Section 14.3 of this Plan.

(f) Termination. Except as provided in Section XII, SARs shall terminate in accordance with Section X of this Plan.

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(g) No Right to Defer. In no event shall a SAR awarded under this Plan include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

(h) Fixed Number of Shares. The number of Shares subject to a SAR shall be fixed on the Grant Date, subject to adjustment pursuant to Section 4.4.

SECTION VIII

RESTRICTED STOCK, RESTRICTED STOCK UNIT AND UNRESTRICTED STOCK AWARDS

8.1 Grants of Restricted Stock and Restricted Stock Unit Awards. The Committee may, in its discretion, grant one or more Awards of Restricted Shares or Restricted Stock Units to any Eligible Person. Each Restricted Stock Award or Restricted Stock Unit Award shall specify the number of Shares covered by the Award, the price, if any, to be paid for such Shares by the Participant, the restrictions imposed on the Shares or the Company’s obligation to deliver the Shares and, in the case of a Restricted Stock Unit Award, the date or dates on which the Shares will be issued. Each Restricted Stock and Restricted Stock Unit Award shall be subject to one or more conditions determined by the Committee that would cause the Award to be treated as subject to a substantial risk of forfeiture (within the meaning of Section 83 or 409A), including but not limited to conditions relating to the attainment of specified performance goals, continued employment or such other limitations or restrictions as the Committee may determine.

8.2 Terms and Conditions of Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Unit Awards shall be subject to the following provisions:

(a) Issuance of Shares. The Shares covered by a Restricted Stock Award shall be issued immediately upon (or as promptly as is administratively practicable after) grant. The Shares covered by a Restricted Stock Unit Award shall be issued upon vesting of such Award, as determined by the Committee, and shall be delivered on or before the Short-term Deferral Deadline; provided that a Participant may defer delivery of the Shares subject to a Restricted Stock or Restricted Stock Unit Award to a date or dates after the Restricted Stock or Restricted Stock Unit Award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code) if the terms of the Restricted Stock or Restricted Stock Unit Award and any deferral election comply with the requirements of Section 409A of the Code. Notwithstanding the foregoing, the Committee may impose such additional restrictions as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

(b) Stock Powers and Custody. With respect to Restricted Shares subject to a Restricted Stock Award, the Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to such Shares. The Committee may impose other appropriate transfer restrictions or require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions on them shall have lapsed.

(c) Stockholder Rights; Right to Grant Dividend Equivalents on RSUs. Unless otherwise determined by the Committee at the time of grant, Participants granted a Restricted Stock

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Award shall be entitled to dividend and voting rights with respect to the Shares subject to such Award. A Participant granted a Restricted Stock Unit Award shall not be entitled to any dividend or voting rights with respect to any of the Shares subject to the Award until such Award has vested in whole or in part and the Shares are issued. The Committee shall have the authority to adopt rules and conditions providing for the grant of, and in its discretion may grant, dividend equivalent rights in respect of any Restricted Stock Units that are awarded. Any dividend equivalent rights granted hereunder shall be subject to such terms and conditions as to cause such dividend equivalent rights to be treated as a compensatory arrangement that is exempt from the requirements of Section 409A of the Code.

(d) Non-Transferability. Until they are vested, Restricted Stock and Restricted Stock Unit Awards shall not be Transferable except in accordance with the provisions of Section 14.3 of this Plan.

(e) Termination. Except as provided in Section XII, Restricted Stock and Restricted Stock Unit Awards shall terminate in accordance with Section X of this Plan.

8.3 Unrestricted Stock Awards. The Committee may make Awards of unrestricted Common Stock to (i) Eligible Persons in full or partial payment of annual bonus awards or otherwise in recognition of outstanding achievements or contributions or (ii) Directors for service on the Board. Unrestricted Shares issued under this Section 8.3 may be issued for no cash consideration. In the event an Unrestricted Stock Award is granted, the unrestricted Shares subject to such Award shall be issued immediately upon (or as promptly as is administratively practicable after) grant, but in no event later than the Short-term Deferral Deadline; provided that a Participant may defer delivery of the Shares subject to an Unrestricted Stock Award to a later date or dates if the terms of the Unrestricted Stock Award and any deferral election comply with the requirements of Section 409A of the Code.

SECTION IX

PERFORMANCE AWARDS

9.1 Performance Awards. The Committee may, in its discretion, grant Performance Awards to Eligible Persons in accordance with the following terms and conditions:

(a) Grant. A Performance Award shall consist of the right to receive, at the end of a specified Performance Period, either (i) Shares, cash of an equivalent value or a combination of the two or (ii) a fixed-dollar amount payable in cash, Shares or a combination of the two. The Committee shall determine the Eligible Persons to whom and the time or times at which Performance Awards shall be granted, the number of Shares or the amount of cash to be awarded to any person, the duration of the Performance Period, the conditions under which a Participant’s Performance Award will vest, and the other terms and conditions of the Performance Award in addition to those set forth in Section 9.2.

(b) Performance Goals and Performance-Based Compensation. At the time of grant, the Committee shall designate any Performance Award granted to a Participant that is intended to be Performance-Based Compensation. Any Performance Award designated as intended to be Performance-Based Compensation shall be conditioned on the achievement of one or more objective performance goals, based on one or more Performance Measures, to the extent required by Code Section 162(m). Any Performance Award under this Section 9.1 not designated as intended to be Performance-Based Compensation may be conditioned on such performance goals, factors or criteria as the Committee shall

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determine. Each Performance Award shall be subject to one or more conditions determined by the Committee that would cause the Award to be treated as subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code).

(c) Other Criteria. The Committee, exercising its discretion under Code Section 162(m), may provide that, despite the achievement of the objective performance goals required for receipt of a specified level of payment or distribution of a Performance Award, the amount of the payment or distribution will be subject to reduction unless other goals or criteria also are satisfied.

(d) Attainment of Performance Goals. Subject to Section 9.2(d), a Participant otherwise entitled to receive a Performance Award, or portion thereof, that is intended to be Performance-Based Compensation for any Performance Period shall not receive a settlement of the award or portion until the Committee has determined that the applicable performance goal(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this Section 9.1(d), such exercise of discretion may not result in an increase in the amount of the award.

If a Participant is promoted, demoted or transferred to a different business unit of the Company or a Subsidiary during a Performance Period, then, to the extent the Committee determines appropriate, the Committee may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

9.2 Terms and Conditions of Performance Awards. Performance Awards granted pursuant to this Section IX shall be subject to the following terms and conditions:

(a) Stockholder Rights. Unless otherwise determined by the Committee at the time of the grant of the Award, a Participant receiving a Performance Award shall not be entitled to dividend of voting rights in respect of the Shares covered by the Performance Award until the Award has vested in whole or in part and any Shares earned have been issued.

(b) Payment. Subject to the provisions of the Award Agreement and this Plan (including Sections 9.1(c) and (d), if applicable), at the expiration of the Performance Period, share certificates, cash or both (as the Committee may determine) shall be delivered to the Participant, or his or her legal representative or guardian, in a number or an amount equal to the vested portion of the Performance Award; provided that, to the extent that distribution is made in Shares, the Shares shall be subject to any restrictions that may have been specified by the Committee at the time of grant. In no event shall the shares certificates, cash or both be delivered later than the Short-term Deferral Deadline. Notwithstanding the foregoing, a Participant may defer payment under a Performance Award to a date or dates after the Performance Award is no longer subject to a substantial risk of forfeiture if the terms of the Performance Award and any deferral election comply with the requirements of Section 409A of the Code.

(c) Non-Transferability. Performance Awards shall not be Transferable except in accordance with the provisions of Section 14.3 of this Plan.

(d) Termination. Except as provided in Section XII, Performance Awards shall terminate in accordance with Section X of this Plan.

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SECTION X

TERMINATION OF AWARDS

10.1 Termination of Awards to Employees and Directors. Awards under this Plan shall terminate as follows:

(a) Termination due to Retirement. Unless otherwise determined by the Committee at the time of grant, if a Participant Separates from Service by reason of his or her Retirement, (i) all of such Participant’s Restricted Stock Awards, Restricted Stock Unit Awards and Performance Awards that are not fully (100%) vested and any unexercisable Stock Options and SARs will terminate immediately and (ii) any then-exercisable Stock Options and SARs may thereafter be exercised by the Participant or by the Participant’s beneficiary or legal representative for a period of one year after the date of such Separation from Service (three months following Retirement in the case of an Incentive Stock Option) or until the stated expiration date of such Award, whichever period is shorter.

(b) Termination due to Death or Disability. Unless otherwise determined by the Committee at the time of grant, if a Participant Separates from Service by reason of his or her death or Disability, (i) all of such Participant’s Restricted Stock Awards and Restricted Stock Unit Awards that are not fully (100%) vested and any unexercisable Stock Options and SARs will vest immediately, (ii) any Performance Awards that are not fully (100%) vested will be paid based on actual achievement of the Performance Measures during the Performance Period on a prorated basis and (iii) any then-exercisable Stock Options and SARs may thereafter be exercised by the Participant or by the Participant’s beneficiary or legal representative for a period of two years after the date of such Separation from Service or until the stated expiration date of such Award, whichever period is shorter.

(c) Termination For Cause. If a Participant Separates from Service for Cause, or if after such separation the Participant engages in any act which would have warranted a Separation from Service for Cause, the Participant shall forfeit all of his or her rights to any outstanding Awards that have not been exercised or that remain subject to any restrictions or performance or other conditions, and all such Awards shall terminate upon the earlier to occur of the date of Separation from Service or the date upon which the Participant has engaged in any of the conduct described as justifying such a separation for Cause.

(d) Other Termination. Unless otherwise determined by the Committee at the time of grant, if a Participant Separates from Service for any reason other than death, Disability, Retirement or Cause, all of such Participant’s Restricted Stock Awards, Restricted Stock Unit Awards and Performance Awards that are not fully (100%) vested and any unexercisable Stock Options and SARs will terminate immediately and any then-exercisable Stock Options and SARs will terminate on the earlier to occur of the stated expiration date of the Awards or the day three months after such Separation from Service (except that, if the Participant dies within three months following Separation from Service, such Stock Options and SARs may be exercised for two years after the date of death, but in no event later than the expiration of the stated term of such Award).

10.2 Awards to Advisors. An Award granted to an Advisor shall terminate as provided in the Award Agreement.

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10.3 Acceleration of Vesting Upon Termination. Upon a Participant’s Separation from Service, excluding, however, any Participant who has been terminated for Cause, the Committee may, in its sole discretion:

(a) Accelerate the Vesting of, or otherwise cause to be exercisable or free of restrictions, all or part of any Awards held by the Participant so that such Awards will be fully or partially exercisable as of the date of Separation from Service or such other date as the Committee may choose; and

(b) Extend the exercise period of all or part of any Stock Options and SARs held by the Participant for up to five years from the date of termination (whether such termination was because of death, Disability, Retirement or otherwise), but in no event longer than the earlier of the original expiration date of such Award or the 10th anniversary of the original date of grant of the Stock Option or SAR;

provided, however, that such acceleration, waiver, or extension shall not cause the Award to be treated as the granting of a new Award or an extension of the Award under Section 409A of the Code that is not exempt from, or compliant with, the requirements of Section 409A.

SECTION XI

REPRICING, EXCHANGE AND REPURCHASE OF AWARDS

11.1 Limitations on Repricing, Exchange and Repurchase of Awards. Without stockholder approval and the consent of each affected participant, this Plan does not permit (i) any decrease in the Exercise Price, Reference Price or other purchase price of an Award or any other decrease in the pricing of an outstanding Award, (ii) the issuance of any substitute Option or SAR with a lower Exercise Price or Reference Price than that of an existing Option or SAR which is forfeited or cancelled in exchange for the substitute Option or SAR, or (iii) the repurchase by the Company of any Option or SAR with an Exercise Price or Reference Price above fair market value at the time of the repurchase. Additionally, in no event shall any offer to reprice, exchange or repurchase an Award cause the original Award, the newly granted Award or the consideration to be paid upon repurchase to be treated as the granting of a new Award under Section 409A of the Code that is not exempt from, or compliant with, the requirement of Section 409A.

SECTION XII

CHANGE OF CONTROL; MERGER, CONSOLIDATION, ETC.

12.1 Separation from Service After Change of Control. If within three months after a Change of Control an Employee Separates from Service as a result of the termination of such relationship by an express action of the Company or such Subsidiary for any reason other than Cause, or a Director Separates from Service on the Board for any reason other than death, Disability, Retirement or Cause, all of the outstanding Awards held by that Participant on the date of Separation from Service shall become fully (100%) vested, other than Awards with any remaining Performance Periods or other performance criteria that otherwise would be applicable, which shall vest based on actual performance on a pro rata basis for the number of days of employment in the Performance Period. In that event, (i) all Stock

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Options and SARs held by the Participant on the date of Separation from Service shall be exercisable for a period ending on the earlier to occur of the first anniversary of the date of separation or the respective expiration dates of the Stock Options and SARs, (ii) all Restricted Shares not previously delivered to the Participant shall be delivered immediately, free of restrictions (other than any imposed by law), but in no event later than the Short-term Deferral Deadline, and (iii) all Restricted Stock Units and Performance Awards shall be paid in full within 30 days following the date of the Participant’s Separation from Service, but in no event later than such Short-term Deferral Deadline.

12.2 Merger, Consolidation, Etc. If the Company, pursuant to action by its Board of Directors, proposes to (i) merge into, consolidate with or sell or otherwise dispose of all or substantially all of its assets to another corporation or other entity and provision is not made pursuant to the terms of the transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Awards under the Plan, or the substitution of new Awards therefore, or (ii) dissolve or liquidate, then (A) the Committee shall cause written notice of the proposed transaction to be given to each Participant not less than 30 days prior to the anticipated date on which such proposed transaction is to be consummated, and (B) all outstanding Awards that are not so assumed or substituted for shall become fully (100%) vested (regardless of any remaining Performance Periods or other performance criteria that otherwise would be applicable) immediately prior, but subject, to actual consummation of the transaction. Prior to a date specified in the notice, which shall not be more than three days prior to the consummation of the transaction, each Participant shall have the right to exercise all Stock Options and SARs held by such Participant that are not so assumed or substituted for on the following basis: (x) the exercise shall be conditioned on consummation of the transaction, (y) the exercise shall be effective immediately prior to the consummation of the transaction, and (z) the Option Price for any such Stock Options shall not be required to be paid until three days after written notice by the Company to the Participant that the transaction has been consummated. If the transaction is consummated, each Stock Option and SAR, to the extent not previously exercised prior to the date specified in the foregoing notice of proposed transaction, shall terminate upon the consummation of the transaction and all Awards that remain deliverable or payable shall be delivered or paid in full within 30 days following the date of consummation of the transaction. If the transaction is abandoned, (a) any and all conditional exercises of Stock Options and SARs in accordance with this Section 12.2 shall be deemed annulled and of no force or effect and (b) to the extent that any Award shall have vested solely by operation of this Section 12.2, such vesting shall be deemed annulled and of no force or effect and the vesting provisions of the Award shall be reinstated.

12.3 Applicability of Section XII. The provisions of this Section XII shall apply to all Awards granted under the Plan, unless and to the extent that the Committee expressly provides otherwise in the terms of an Award at the time it is granted; provided that nothing in this Section XII shall preclude the Committee or the Board from providing, at any time, for the “cash out” of Awards in connection with a Change of Control or with any of the events specified in clauses (i) and (ii) of Section 12.2.

SECTION XIII

TERMINATION OR AMENDMENT OF THIS PLAN

13.1 Termination or Amendment. The Board may at any time, amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely; provided, however, that, unless otherwise required by law or integrally related to a requirement of law, the rights of a Participant with respect to any Awards granted prior to such amendment, suspension or termination may not be materially

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impaired without the consent of such Participant. In addition, no amendment may be made without first obtaining stockholder approval if such approval is required pursuant to applicable requirements of the Code or the Exchange Act, or any rule or regulation thereunder, or by the Listing Rules of The Nasdaq Stock Exchange or any stock exchange on which the Common Stock is traded. Notwithstanding anything in this Plan to the contrary, the Board, in its discretion, may amend the Plan or any Award to cause the Plan and such Award to remain beyond the scope of the types of compensatory arrangements that are subject to the requirements of Section 409A of the Code or to otherwise comply with the requirements of Section 409A.

SECTION XIV

GENERAL PROVISIONS

14.1 No Right to Continued Employment. The adoption of this Plan and the granting of Awards hereunder shall not confer upon any Employee the right to continued employment nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Employee at any time.

14.2 No Right to Participate. No person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award. The Committee’s determination under this Plan (including, without limitation, determination of the Eligible Persons who shall be granted Awards, the form, amount and timing of such Awards, the terms and provisions of Awards and the Agreements and the establishment of Performance Measures) need not be uniform and may be made by it selectively among Eligible Persons who receive or are eligible to receive Awards under this Plan, whether or not such Eligible Persons are similarly situated.

14.3 Non-Transferability of Awards. Except as provided in the following sentence, no Award or benefit payable under this Plan shall be Transferable by the Participant during his or her lifetime, nor may it be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by will or the laws of descent and distribution; and no Award shall be exercisable by anyone other than the Participant or the Participant’s guardian or legal representative during such Participant’s lifetime. The Committee may in its sole discretion, at the time of grant, permit a Participant to transfer a Non-Qualified Stock Option, SAR, Restricted Stock Award, Restricted Stock Unit Award or Performance Award for no consideration to a member of, or for the benefit of, the Participant’s Immediate Family (including, without limitation, to a trust in which members of the Immediate Family have more than a 50% beneficial interest, to a partnership or limited liability company for one or more members of the Immediate Family, or to a foundation in which members of the Immediate Family hold more than 50% of the voting interests), subject to such limits as the Committee may establish and so long as the transferee remains subject to all the terms and conditions applicable to such Award. The following shall be considered transfers for no consideration: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than 50% of the voting interests are owned by the Participant or members of the Immediate Family, in exchange for an interest in that entity.

14.4 Benefits May Not Be Assigned. The interests of a Participant under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of a Participant or the Participant’s beneficiary.

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14.5 Right of Recoupment. In addition to any forfeiture of Awards pursuant to Section 10.1(b) of this Plan, if at any time within one year after the date on which a Participant exercises an Option or SAR, or on which Restricted Stock or Restricted Stock Units vests, or on which a Performance Award is paid to a Participant, or on which income otherwise is realized by a Participant in connection with an Award (each of which events shall be a “Realization Event”), the Committee determines in its discretion that the Participant violated the Company’s recoupment policy or the Company or a Subsidiary has been materially harmed by the Participant, whether such harm (a) results in the Participant’s Separation from Service or deemed Separation from Service for Cause or (b) results from any activity of the Participant determined by the Committee to be in competition with any activity of the Company, or otherwise prejudicial, contrary or harmful to the interests of the Company or a Subsidiary (including, but not limited to, accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or disclosing or misusing any confidential information or material concerning the Company or a Subsidiary), then any gain realized by the Participant from the Realization Event shall be paid by the Participant to the Company upon notice from the Company. Such gain shall be determined as of the date of the Realization Event, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. The Company or a Subsidiary shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company or a Subsidiary (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

14.6 No Corporate Action Restriction. The existence of this Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers, stockholders or agents of the Company or any Subsidiary, as a result of any such action.

14.7 Other Plans. In no event shall the value of, or income arising from, any Award issued under this Plan be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or other retirement or welfare benefit plan now maintained or hereafter adopted by the Company or any Subsidiary, unless such plan specifically provides to the contrary.

14.8 Unfunded Plan. For purposes of the Employee Retirement Income Security Act of 1974, this Plan is intended to constitute an unfunded plan of incentive compensation, and it is not intended to provide retirement income, to result in a deferral of income for periods extending to the termination of employment or beyond, or to provide welfare benefits. This Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. This Plan shall not establish any fiduciary relationship between the Company or any of its Subsidiaries and any Participant or any other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

14.9 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash to a Participant, payment by the Participant of any Federal, state or local taxes which

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the Company reasonably believes are required by law to be withheld. The Committee may permit all or a portion of any such withholding obligation (not exceeding the minimum amount required to be so withheld) to be satisfied by reducing the number of Shares otherwise deliverable or by accepting the delivery of Shares previously owned by the Participant, which Shares shall be valued at the Fair Market Value of the Common Stock on the date on which the amount of tax to be withheld is determined. Any fraction of a Share required to satisfy such tax obligations shall be rounded up and the excess shall be paid in cash to the Participant. The Company or a Subsidiary may also withhold from any future earnings of salary, bonus or any other payment due to the Participant the amount necessary to satisfy any outstanding tax obligations related to the grant or exercise of any Award granted pursuant to this Plan.

14.10 Governing Law. This Plan and all actions taken in connection with it shall be governed by the laws of the State of Ohio, without regard to the principles of conflict of laws.

14.11 Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to this Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Ohio or the United States District Court for the Southern District of Ohio and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to this Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Ohio, the court of the United States of America for the Southern District of Ohio, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Ohio State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention Secretary, and (e) agree that nothing in this Plan or an Award Agreement shall affect the right to effect service of process in any other manner permitted by the laws of the State of Ohio.

14.12 Liability. No employee of the Company or a Subsidiary nor member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award granted hereunder and, to the fullest extent permitted by law, all employees and members of the Committee and the Board shall be indemnified by the Company and its Subsidiaries for any liability and expenses which they may incur through any claim or cause of action arising under or in connection with this Plan or any Awards granted under this Plan.

14.13 Successors. All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

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14.14 Transactions Involving Common Stock. Under no circumstances shall the Shares issued under this Plan include or be subject to a permanent mandatory repurchase obligation (other than a right of first refusal) or put or call right if the Share price under such right or obligation is based on a purchase price other than a purchase price equal to the Fair Market Value of such Shares.

14.15 Exemption from, or Compliance with, Section 409A. For federal income tax purposes, the Plan and the Awards granted hereunder are intended to be either exempt from, or compliant with, Section 409A of the Code. This Plan and all Awards granted hereunder shall be interpreted, operated and administered in a manner consistent with these intentions.

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 17, 2011

Meeting Information
LCA-VISION INC.	Meeting Type: Annual Meeting
For holders as of: March 22, 2011
Date: May 17, 2011 Time: 10:00 AM EST
	Location:	The Queen City Club
331 East Fourth Street
Cincinnati, Ohio 45202

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions. voting instructions.

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Before You Vote

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  1. Annual Report / 10-K         2. Notice & Proxy Statement

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Voting items
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

Nominees:

01	William F. Bahl 02 John H. Gutfreund 03 John C. Hassan 04 Edgar F. Heizer III 05 E. Anthony Woods

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2.	Approval of the LCA-Vision 2011 Stock Incentive Plan.

3.	Ratification of Ernst & Young LLP as independent auditors of the company for the fiscal year ending December 31, 2011.

4.	To approve, by non-binding vote, executive compensation.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

5	To recommend, by non-binding vote, the frequency of executive compensation votes.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. on May 16, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. on May 16, 2011. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ________________________________________
The Board of Directors recommends that you vote FOR the following:
		☐	☐	☐

1.	Election of Directors Nominees

01 William F. Bahl	02 John H. Gutfreund	03 John C. Hassan	04 Edgar F. Heizer III	05 E. Anthony Woods

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain
2.	Approval of the LCA-Vision 2011 Stock Incentive Plan.	☐	☐	☐
3.	Ratification of Ernst & Young LLP as independent auditors of the company for the fiscal year ending December 31, 2011.	☐	☐	☐
4.	To approve, by non-binding vote, executive compensation.	☐	☐	☐
The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain
5.	To recommend, by non-binding vote, the frequency of executive compensation votes. ☐	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000091890_1     R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report / 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com.

PROXY LCA-VISION INC. 7840 Montgomery Road Cincinnati, OH 45236

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Michael J. Celebrezze and David L. Thomas, and each of them with full power of substitution, as proxies to vote as designated on the reverse side, for and in the name of the undersigned, all shares of stock of LCA-Vision Inc. which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of said Company scheduled to be held May 17, 2011 at 10:00 a.m. ET at The Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202 or at any adjournment or recess thereof. A properly signed proxy that gives no direction will be voted in accordance with the recommendation of the Board of Directors or, if there is none, in accordance with their best judgment.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

0000091890_2 R1.0.0.11699